EXHIBIT 10(aa)
LEASE AGREEMENT
Dated as of December 20, 2006
between
OLD NATIONAL BANK,
as the Tenant
and
ONB ONE MAIN LANDLORD, LLC,
as the Landlord

TABLE OF CONTENTS

PAGE

1.	Certain Definitions	1

2.	Demise of Premises	1

3.	Title and Condition	1

4.	Use of Leased Premises; Quiet Enjoyment.	2

5.	Term	3

6.	Rent	4

7.	Net Lease; Non-Terminability	5

8.	Payment of Impositions; Compliance with Legal Requirements and Insurance Requirements	6

9.	Liens; Recording and Title	8

10.	Indemnification	8

11.	Maintenance and Repair	10

12.	Alterations	11

13.	Condemnation; Termination of this Lease for Total Taking or Total Casualty	12

14.	Insurance	15

15.	Restoration	18

16.	Subordination to Financing	19

17.	Assignment, Subleasing	21

18.	Permitted Contests	22

19.	Conditional Limitations; Default Provisions	23

20.	Additional Rights of Landlord and Tenant	25

21.	Notices	25

22.	Estoppel Certificates	27

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PAGE

23.	Surrender and Holding Over	27

24.	No Merger of Title	27

25.	Definition of Landlord	28

26.	Hazardous Substances	28

27.	Entry by Landlord	29

28.	No Usury	29

29.	Financial Statements	29

30.	Special Tax Indemnity	30

31.	Separability	32

32.	Miscellaneous.	33
EXHIBIT A  Legal Description
EXHIBIT B  Basic Rent

SCHEDULE A	Schedule of Termination Values
SCHEDULE B	Permitted Encumbrances
SCHEDULE C	Allocated Rent Schedule

APPENDIX A	Definitions

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LEASE
     THIS LEASE (as amended, supplemented or otherwise modified from time to time, this “Lease”) made as of December 20, 2006, by and between ONB ONE MAIN LANDLORD, LLC, a Delaware limited liability company, as landlord, having an office at c/o SunTrust Equity Funding, LLC, 303 Peachtree Street, 24th Floor, MC 3951, Atlanta Georgia 30308, and Old National Bank, a national banking association, as tenant, having an office at One Main Street, Evansville, Indiana 47708.
     In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant, intending to be legally bound, hereby covenant and agree as follows:
     1. Certain Definitions. All capitalized terms, unless otherwise defined herein, shall have the respective meanings ascribed to such terms in Appendix A annexed hereto and by this reference incorporated herein.
     2. Demise of Premises. Landlord hereby demises and lets to Tenant and Tenant hereby takes and leases from Landlord, for the term and upon the provisions hereinafter specified, the Leased Premises.
     3. Title and Condition.
     (a) The Leased Premises are demised and let subject to (i) the Permitted Encumbrances, (ii) all Legal Requirements and Insurance Requirements, including any existing violation of any thereof, and (iii) the condition of the Leased Premises as of the commencement of the Term, without representation or warranty by Landlord; it being understood and agreed, however, that the recital of the Permitted Encumbrances herein shall not be construed as a revival of any thereof which for any reason may have expired.
     (b) LANDLORD WILL NOT MAKE ANY INSPECTION OF ANY OF THE LEASED PREMISES, AND LANDLORD LEASES AND WILL LEASE, AND TENANT TAKES AND WILL TAKE, THE LEASED PREMISES “AS IS”, AND TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO ITS FITNESS FOR USE OR PURPOSE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, AS TO LANDLORD’S TITLE THERETO, OR AS TO VALUE, COMPLIANCE WITH SPECIFICATIONS, LOCATION, USE, CONDITION, MERCHANTABILITY, QUALITY, DESCRIPTION, DURABILITY OR OPERATION, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. Tenant acknowledges that the Leased Premises are of its selection and to its specifications, and that the Leased Premises have been inspected by Tenant and are satisfactory to it. In the event of any defect or deficiency in any of the Leased Premises of any nature, whether patent or latent, Landlord shall not have any responsibility or liability with respect thereto or for any special, incidental or consequential damages (including strict liability in tort). The provisions of this Paragraph 3(b) have been negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any warranties by Landlord, express or implied, with respect to any of the Leased Premises, arising pursuant to the Uniform Commercial Code or any other law now or hereafter in effect or otherwise.
     (c) Tenant acknowledges and agrees that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found such title to be satisfactory for the purposes contemplated by this Lease.
     (d) Landlord hereby assigns, without recourse or warranty whatsoever, to Tenant, all Guaranties. Such assignment shall remain in effect until the termination of this Lease. Landlord shall also retain the right to enforce any Guaranties assigned in the name of Tenant during the continuance of an Event of Default. Landlord hereby agrees to execute and deliver, at Tenant’s expense, such further documents, including powers of attorney, as Tenant may reasonably request in order that Tenant may have the full benefit of the assignment effected or intended to be effected by this Paragraph 3(d). Upon the termination of this Lease, the Guaranties shall automatically revert to Landlord, without recourse or warranty. The foregoing provision of reversion shall be self-operative and no further instrument of reassignment shall be required. In confirmation of such reassignment, Tenant shall execute and deliver promptly any certificate or other instrument which Landlord may request. Any monies collected by Tenant under any of the Guaranties after the occurrence of and during the continuation of an Event of Default shall be held in trust by Tenant and promptly paid over to Landlord.
     (e) Landlord agrees to enter into, at Tenant’s expense, such Easements as reasonably requested by Tenant, subject to Landlord’s approval of the form thereof, not to be unreasonably withheld; provided, however, that no such Easement shall result in any material diminution in the value or utility of the Leased Premises for use as an office building or for any other lawful purpose and, further provided, that no such Easement shall render the use of the Leased Premises dependent upon any other property or condition, each of which Tenant shall certify to Landlord and Lenders in writing delivered with Tenant’s request with respect to such Easement. Tenant’s request shall also include Tenant’s written undertaking acknowledging that Tenant shall remain liable hereunder as principal and not merely as a surety or guarantor and Lease Guarantor’s written undertaking acknowledging that Lease Guarantor shall remain liable under the Lease Guaranty, in each case notwithstanding the establishment of any Easement.
     4. Use of Leased Premises; Quiet Enjoyment.
     (a) Tenant may use the Leased Premises as an office building or banking facility or for any other lawful purpose, so long as such other lawful purpose would not (i) have a material adverse effect on the value of the Leased Premises, (ii) materially increase (when compared to use as an office building) the likelihood that Tenant, Landlord or any Lender would incur liability under any provisions of any Environmental Laws, or (iii) result in or give rise to any environmental deterioration or degradation of the Leased Premises, except to a de minimus extent. In no event shall the Leased Premises be used for any purpose which shall violate, in any material way, any of the provisions of any Permitted Encumbrance, any REA or any covenants,

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restrictions or agreements hereafter created or consented to by Tenant applicable to the Leased Premises. Tenant agrees that with respect to the Permitted Encumbrances, each REA and any covenants, restrictions or agreements hereafter created or consented to by Tenant, Tenant shall, at its expense, observe, perform and comply with and carry out the provisions thereof required therein to be observed and performed by Landlord or Tenant.
     (b) Subject to Tenant’s rights under Paragraph 18, Tenant shall not permit any unlawful occupation, business or trade to be conducted on the Leased Premises or any use to be made thereof contrary to applicable Legal Requirements or Insurance Requirements. Subject to Tenant’s rights under Paragraph 18, Tenant shall not use, occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would (i) make void or voidable any insurance which Tenant is required hereunder to maintain in force with respect to any of the Leased Premises, (ii) affect the ability of Tenant to obtain any insurance which Tenant is required to furnish hereunder, or (iii) cause any injury or damage to any of the Improvements except in connection with Alterations permitted under Paragraph 12.
     (c) Subject to all of the provisions of this Lease, so long as no Event of Default exists hereunder, Tenant shall not be disturbed in its possession of the Leased Premises by Landlord or any other person lawfully claiming through or under Landlord.
     (d) Subject to Tenant’s rights under Paragraph 17, Tenant covenants and agrees that it, or its permitted assigns, licensees or subtenants, shall remain in actual physical possession of the Leased Premises and shall continuously operate its business in the Leased Premises, provided that Tenant may permit the Leased Premises to be vacant so long as such period of vacancy does not exceed twelve (12) consecutive months at any one time and thirty-six (36) months in aggregate over the Term.
     5. Term
     (a) Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for the Initial Term.
     (b) Provided (i) this Lease shall not have been terminated pursuant to the provisions of Paragraph 13 or 19, and (ii) no Event of Default has occurred and is continuing, in each case on the applicable date of its Renewal Option Notice and on the Expiration Date (or the expiration date of the then expiring Renewal Term, as applicable), Tenant shall have four (4) consecutive options to extend the term of this Lease for a Renewal Term, commencing upon the day after the Expiration Date (or the expiration date of the then expiring Renewal Term, as applicable). If Tenant elects to exercise any one or more of such renewal options, it shall do so by giving a Renewal Option Notice to Landlord at any time during the Term (or the then Renewal Term, as applicable) but, in any event, on or before that date which is one hundred eighty (180) days prior to the commencement of the Renewal Term for which such election is exercised, TIME BEING OF THE ESSENCE as to the exercise of such renewal option and the giving of such notice. If Tenant shall elect to exercise any such renewal option, the term of this Lease shall be automatically extended for five (5) years without the execution of an extension or renewal lease. Any Renewal Term shall be subject to all of the provisions of this Lease, and all such provisions

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shall continue in full force and effect, except that the Basic Rent for each Renewal Term shall be at the Basic Rent set forth for such renewal terms on Exhibit B attached hereto. Within ten (10) days after request by either Landlord or Tenant, Landlord and Tenant shall execute, acknowledge and deliver to the other party an instrument confirming that such option has been effectively exercised, confirming the extended expiration date of this Lease and confirming the Basic Rent for the related Renewal Term.
     6. Rent.
     (a) Tenant shall pay to Landlord, as rent for the Leased Premises during the Term, the Basic Rent in advance, on the Commencement Date and on each Basic Rent Payment Date occurring after the Commencement Date, and shall pay the same by wire transfer in immediately available federal funds, by 3:00 p.m., New York time on the date due, to such account in such bank as Landlord shall designate, from time to time. In the event that the Commencement Date is a date other than the last Business Day of a calendar month, the Basic Rent due on the Commencement Date shall be an amount equal to the amount of Basic Rent set forth on Exhibit B hereto for the first Basic Rent Payment Date, times 1/30, times the number of days from and including the Commencement Date to and excluding the first day of the following calendar month, and the Basic Rent due on the first Business Day of the month following the month in which the Commencement Date occurs shall be the amount set forth on Exhibit B for the first Basic Rent Payment Date. Landlord hereby directs Tenant to pay the Basic Rent to the Trustee, to such account as the Trustee shall designate to Tenant in writing; any change in such designation shall require a written direction signed by both Landlord and Trustee.
     (b) Basic Rent during the Initial Term shall be allocated as specified in Schedule C hereto and such allocations of Basic Rent shall represent Tenant’s accrued liability on account of the use of the Leased Premises for each Rent Payment Period during the Initial Term. Landlord and Tenant agree that such allocations are intended to constitute a specific allocation of fixed rent within the meaning of Treasury Regulation Section 1.467-1(c)(2)(ii)(A) to the applicable period and in the respective amounts set forth in Schedule C hereto.
     (c) Landlord and Tenant each agrees to accrue, on any federal income tax returns filed by it (or on any income tax returns on which its income is included), rental income and rental expense, respectively, for each Rent Payment Period during the Initial Term the amounts set forth for such Rent Payment Period under the caption “Section 467 Rent” (the “Section 467 Rent”) in Schedule C hereto. In addition, Landlord shall deduct interest expense and Tenant shall accrue interest income with respect to each such period in the amounts set forth under the caption “Section 467 Interest” in Schedule C hereto (“Section 467 Interest”), it being understood that Section 467 Rent and Section 467 Interest represent characterizations for Federal income tax purposes only, and that Landlord shall have no obligation to return any Basic Rent paid by Tenant or otherwise make a cash payment to Tenant, with respect to Section 467 Rent or Section 467 Interest under any circumstances.
     (d) Subject to the rights of Tenant pursuant to Paragraph 18, Tenant shall timely pay and discharge, as Additional Rent, all other amounts and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be added by the party to whom such payment is due for nonpayment or late

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payment thereof. In the event of any failure by Tenant to pay or discharge any of the foregoing, Landlord shall have all rights, powers and remedies provided herein, by law or otherwise, in the event of nonpayment of Basic Rent. All payments of Additional Rent that are payable to Landlord shall be paid by Tenant by electronic transfer in immediately available federal funds to such account in such bank as Landlord (or the Trustee, if so directed by Landlord) shall designate, from time to time.
     (e) If any installment of Basic Rent is not paid when the same is due, Tenant shall pay to Landlord, on demand, as Additional Rent, interest on such installment from the date such installment was due to the date such installment is paid at the Default Rate.
     (f) Landlord and Tenant agree that this Lease is, and is intended to be, a true lease and does not represent a financing arrangement. Each party shall reflect the transactions represented by this Lease in all applicable books, records and reports (including, without limitation, income tax filings) in a manner consistent with “true lease” treatment rather than “financing” treatment.
     7. Net Lease; Non-Terminability.
     (a) This is a net lease and Basic Rent and Additional Rent shall be paid, except as otherwise expressly set forth in this Lease, without notice, demand, setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense.
     (b) Except as otherwise expressly provided in this Lease, this Lease shall not terminate and Tenant shall not have any right to terminate this Lease, during the Term. Except as otherwise expressly provided in this Lease, Tenant shall not be entitled to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent or Additional Rent; and subject to the terms of this Lease and except as otherwise expressly provided in this Lease (including Paragraphs 13 and 14), the obligations of Tenant under this Lease shall not be affected by any interference with Tenant’s use of any of the Leased Premises for any reason, including but not limited to the following: (i) any damage to or destruction of any of the Leased Premises by any cause whatsoever, (ii) any Condemnation, (iii) the prohibition, limitation or restriction of Tenant’s use of any of the Leased Premises, (iv) any eviction by paramount title or otherwise, (v) Tenant’s acquisition of ownership of any of the Leased Premises other than pursuant to an express provision of this Lease, (vi) any default on the part of Landlord under this Lease or under any other agreement, (vii) any latent or other defect in, or any theft or loss of, any of the Leased Premises, (viii) the breach of any warranty of any seller or manufacturer of any of the Equipment, (ix) any violation of Paragraph 4(c) by Landlord or any other person lawfully claiming through or under Landlord, or (x) any other cause, whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant under this Lease shall be separate and independent covenants and agreements, and that Basic Rent and Additional Rent shall continue to be payable in all events (or, in lieu thereof , Tenant shall pay amounts equal thereto), and that the obligations of Tenant under this Lease shall continue unaffected, unless this Lease shall have been terminated pursuant to an express provision of this Lease. Notwithstanding the foregoing, Tenant shall have the right to pursue a cause of action against Landlord for damages resulting from Landlord’s default under this Lease,

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it being understood that Tenant shall have no right to set off any such damages against the Rent payable under this Lease.
     (c) Tenant agrees that it shall remain obligated under this Lease in accordance with its provisions and that, except as otherwise expressly provided herein, it shall not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord, (ii) the exercise of any remedy, including foreclosure, under the Mortgage (subject to Tenant’s rights under Paragraph 16(a)(ii)), or (iii) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord under the Federal Bankruptcy Code or by any trustee, receiver or liquidator of Landlord or by any court under the Federal Bankruptcy Code or otherwise.
     (d) This Lease is the absolute and unconditional obligation of Tenant. Tenant waives all rights which are not expressly stated in this Lease but which may now or hereafter otherwise be conferred by law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, (ii) to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent or any Additional Rent, except as otherwise expressly provided in this Lease, and (iii) for any statutory lien or offset right against Landlord or its property.
     8. Payment of Impositions; Compliance with Legal Requirements and Insurance Requirements.
     (a) (i) Subject to the provisions of Paragraph 18, Tenant shall, before interest or penalties are due thereon, pay and discharge all Impositions accrued prior to or during the Term. If received by Landlord, Landlord shall promptly deliver to Tenant any bill or invoice with respect to any Imposition.
          (ii) Nothing herein shall obligate Tenant to pay, and the term “Impositions” shall exclude, federal, state or local (A) transfer taxes as the result of a conveyance, encumbrance, transfer or assignment by Landlord (unless attributable to, or made during the continuance of, an Event of Default or arising in connection with the initial financing of the acquisition of the Leased Premises by Landlord), (B) franchise, capital stock or similar taxes if any, of Landlord, except to the extent such taxes would not have been payable absent Landlord’s ownership of the Leased Premises, (C) income, excess profits or other taxes, if any, of Landlord, determined on the basis of or measured by its net income, (D) any estate, inheritance, succession, gift, capital levy or similar taxes, unless the taxes referred to in clauses (B) and (C) above are in lieu of or a substitute for any other tax or assessment upon or with respect to any of the Leased Premises which, if such other tax or assessment were in effect at the commencement of the Term, would be payable by Tenant, or (E) any Tax that would not have been imposed but for the failure of Indemnitee to comply with certification, information, documentation or other reporting requirements applicable to Indemnitee, if compliance with such requirements is required by Law of the relevant taxing authority as a precondition to relief or exemption from such Tax. In the event that any assessment against any of the Leased Premises may be paid in installments, Tenant shall have the option to pay such assessment in installments; and in such event, Tenant shall be liable only for those installments which become due and

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payable during the Term. Tenant shall prepare and file all tax reports required by Governmental Authorities which relate to the Impositions. Tenant shall deliver to Landlord, within twenty (20) days after Landlord’s written request therefor, copies of all settlements and notices pertaining to the Impositions which may be issued by any Governmental Authority and receipts for payments of all Impositions made during each calendar year of the Term.
     (b) Subject to the provisions of Paragraph 18, Tenant shall promptly comply with and conform to, and shall keep the Leased Premises in compliance with, all of the Legal Requirements and Insurance Requirements.
     (c) Any payments required to be made by Tenant pursuant to this Paragraph 8 that are not allowed to be paid directly to the appropriate Governmental Authority or such other Person to whom such payment is due shall be made directly to Landlord on or before the date that is three (3) Business Days prior to the date on which such payment is due to the related Governmental Authority or such other Person at the location and in the manner specified by Landlord pursuant to Paragraph 6 for the payment of Additional Rent. Landlord shall forward such payment to the related Governmental Authority or such other Person to whom such payment is due within three (3) Business Days of receipt thereof by Landlord. Any amount payable by Tenant to Landlord under this Paragraph 8 that is not paid when due shall bear interest at the Default Rate, except in the case of any payment for Taxes, such interest shall begin accruing on the later of (i) the due date for payment of such Taxes to the appropriate Governmental Authority and (ii) the date Landlord pays such amounts for Taxes to the appropriate Governmental Authority.
     (d) If any report, return or statement (a “Filing”) is required to be filed with respect to any Imposition that is subject to this Paragraph 8, Tenant shall, if permitted by Applicable Laws to do so, timely file or cause to be filed such Filing with respect to such Imposition and shall promptly provide notice of such filing to Landlord (except for any such Filing that Landlord has notified Tenant in writing that Landlord intends to file, in which case Landlord shall, if requested by Tenant, provide a copy of such Filing to Tenant) and will (if ownership of the Leased Premises or any part thereof or interest therein is required to be shown on such Filing) show the ownership of the Leased Premises in the name of Landlord and send a copy of such Filing to Landlord. If Tenant is not permitted by Applicable Laws to file any such Filing, Tenant will promptly notify Landlord of such requirement in writing and prepare and deliver to Landlord a proposed form of such Filing and such information as is within Tenant’s reasonable control or access with respect to such Filing within a reasonable time, and in all events at least ten (10) days, prior to the time such Filing is required to be filed. Tenant shall hold Landlord harmless from and against any liabilities, including, but not limited to penalties, additions to tax, fines and interest, arising out of any insufficiency or inaccuracy in any such Filing, to the extent such insufficiency or inaccuracy is attributable to Tenant.
     (e) Notwithstanding anything herein to the contrary, any obligations of Tenant under the provisions of this Paragraph 8 that accrue prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination of this Lease.
     (f) If Landlord receives a refund with respect to any Impositions paid or indemnified by Tenant, Landlord shall within fifteen (15) days of receipt thereof repay to the Tenant the

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amount previously paid or indemnified by Tenant for such Impositions to the extent not in excess of the refund amount actually received by the Landlord (“Refund”), plus any interest actually received by the Landlord that is fairly attributable to the Refund; provided, however, in the event that any portion of the Refund is later required to be repaid, recaptured or disallowed, such portion of the Refund will be treated as a Claim for which the Landlord is entitled to indemnification and Tenant shall pay such portion to Landlord within fifteen (15) days of demand therefor, except if such loss of the Refund would not have occurred but for the Landlord’s gross negligence or willful misconduct.
     9. Liens; Recording and Title.
     (a) Tenant shall not, directly or indirectly, create or permit to be created or, subject to the provisions of Paragraph 18, to remain, and shall promptly discharge, any lien on the Leased Premises, the Basic Rent or any Additional Rent, other than the Mortgage, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting from any act or omission by Landlord or those claiming by, through or under Landlord (except Tenant). Notice is hereby given that Landlord shall not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding any of the Leased Premises through or under Tenant, and that no mechanic’s or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to any of the Leased Premises.
     (b) Each of Landlord and Tenant shall execute, acknowledge and deliver to the other a written Memorandum of this Lease to be recorded in the appropriate land records of the jurisdiction in which the Leased Premises is located, in order to give public notice and protect the validity of this Lease. In the event of any discrepancy between the provisions of said recorded Memorandum of this Lease and the provisions of this Lease, the provisions of this Lease shall prevail.
     (c) Nothing in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or to make any agreement which may create, give rise to, or be the foundation for, any right, title, interest or lien in or upon the estate of Landlord in any of the Leased Premises.
     10. Indemnification.
     (a) Tenant agrees to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee from and against any and all Claims that may be suffered, imposed on or asserted against any Indemnitee (including any Claims resulting from any Indemnitee’s negligence), arising out of (i) the initial acquisition of the Leased Premises by Landlord, ownership of the Leased Premises by Landlord, leasing by Landlord of the Leased Premises to Tenant, subleasing of the Leased Premises by Tenant, assignment by Tenant of its interest in this Lease, or sale of the Leased Premises by Landlord to Tenant, transfer of title to Tenant’s interest in this Lease, renewal of this Lease, or the operation, possession, use, non-use, maintenance, modification, alteration, construction, reconstruction, restoration, or replacement of the Leased Premises (or any portion thereof), any easements or REAs affecting the Leased Premises or from the granting by Landlord at Tenant’s request of easements, licenses or any

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rights with respect to all or any part of the Leased Premises, or from the construction, design, purchase or condition of the Leased Premises (including any Claims arising, directly or indirectly, out of the actual or alleged presence, use, storage, generation or Release of any Hazardous Materials, and any Claims for patent, trademark or copyright infringement and latent or other defects, whether or not discoverable), including any liability under Applicable Laws (including, without limitation, any Claims arising directly or indirectly out of any actual or alleged violation, now or hereafter existing, of any Environmental Laws), (ii) this Lease or any modification, amendment or supplement hereto, (iii) the non-compliance of the Leased Premises with Applicable Laws (including because of the existence of the Permitted Encumbrances), (iv) any matter relating to all or any part of the Leased Premises or any operations thereon, including matters relating to Environmental Laws or Hazardous Materials, (v) the breach by Tenant of its representations, warranties, covenants and obligations in this Lease whether or not such Claim arises or accrues prior to the date of this Lease, (vi) the business and activities of Tenant and any other Person on or about the Leased Premises (whether as an invitee, subtenant, licensee or otherwise), (vii) the cost of assessment, containment and/or removal of any and all Hazardous Materials from all or any portion of the Leased Premises or any surrounding areas for which Tenant or Landlord has any legal obligation, the cost of any actions taken in response to a Release of any Hazardous Materials on, in, under or affecting any portion of the Leased Premises or any surrounding areas for which Tenant or Landlord has any legal obligation to prevent or minimize such Release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with Environmental Laws in connection with all or any portion of the Leased Premises or any surrounding areas for which Tenant or Landlord has any legal obligation, and all Claims arising from the presence, release, maintenance or disposal of asbestos-containing materials at, from or with respect to the Leased Premises, and (viii) any Event of Default. Notwithstanding the foregoing, nothing herein shall be construed to obligate Tenant to indemnify, defend and hold harmless any Indemnitee from and against any Claims imposed on or incurred by such Indemnitee by reason of (i) such Indemnitee’s willful misconduct or gross negligence (other than willful misconduct or gross negligence attributed to it by acts or omissions of Tenant), (ii) any liens and liabilities of Landlord solely in connection with any financing by Landlord of the Leased Premises or (iii) events that occur after termination of this Lease and return of the Leased Premises in accordance with the terms of this Lease.
     (b) In case any Claim shall be made or brought against any Indemnitee, such Indemnitee shall give prompt written notice thereof to Tenant; provided that failure to so notify Tenant shall not reduce Tenant’s obligations to indemnify any Indemnitee hereunder except to the extent such failure materially affects Tenant’s rights to defend such Claim. Tenant shall be entitled, at its expense, acting through counsel selected by Tenant (and reasonably satisfactory to such Indemnitee), to participate in, or, except as otherwise provided herein, to assume and control (if it promptly so elects upon notice of the Claim), and, to the extent that Tenant desires to assume and control, in consultation with Indemnitee, the negotiation, litigation and/or settlement of any such Claim (subject to the provisions of subparagraph (c) of this Paragraph 10). Such Indemnitee may (but shall not be obligated to) participate at its own expense (unless Tenant is not properly performing its obligations hereunder, and then at the expense of Tenant) and with its own counsel in any proceeding conducted by Tenant in accordance with the foregoing, in which case Tenant shall keep such Indemnitee and its counsel fully informed of all proceedings and filings and afford such Indemnitee and counsel reasonable opportunity for comment.

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Notwithstanding the foregoing, Tenant shall not be entitled to assume and control the defense of any Claim if (i) an Event of Default has occurred and is continuing, (ii) the proceeding involves possible imposition of any criminal liability or penalty or unindemnified civil penalty on such Indemnitee, (iii) the proceeding involves the granting of injunctive relief against the Indemnitee not related to this Lease, (iv) a significant counterclaim is available to the Indemnitee that would not be available to and cannot be asserted by Tenant, (v) a conflict of interest exists between the Indemnitee and Tenant with respect to the Claim, or (vi) the defense of such Claim would require the delivery of material confidential and proprietary information of such Indemnitee that would otherwise not be available to Tenant or its counsel.
     (c) Upon payment in full of any Claim by Tenant pursuant to this Paragraph 10 to or on behalf of an Indemnitee, Tenant, without any further action, shall be subrogated to any and all Claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense or claims against another Indemnitee for which Tenant would have indemnity obligations hereunder) to the extent of such payment, and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of Claims and payment and such other documents, instruments and agreements as may be reasonably necessary to preserve any such Claims and otherwise reasonably cooperate with Tenant to enable Tenant to pursue such Claims.
     (d) The obligations of Tenant under this Paragraph 10 shall survive any termination expiration of this Lease.
     11. Maintenance and Repair.
     (a) Except for any Alterations that Tenant is permitted to make pursuant to this Lease, Tenant shall at all times from and after the Commencement Date, including any Requisition period, put, keep and maintain the Leased Premises (including, without limitation, the roof, landscaping, walls, footings, foundations and structural components of the Leased Premises) and the Equipment in a similar (or better) condition and order of repair as exists as of the Commencement Date, except for ordinary wear and tear and the loss of a part of the Leased Premises pursuant to a partial Condemnation with respect to which restoration is impossible, and shall promptly make all repairs and replacements of every kind and nature, whether foreseen or unforeseen, which may be required to be made upon or in connection with the Leased Premises in order to keep and maintain the Leased Premises in the order and condition required by this Paragraph 11(a). Tenant shall do or cause others to do all shoring of the Leased Premises or of foundations and walls of the Improvements and every other act necessary or appropriate for preservation and safety thereof, by reason of or in connection with any excavation or other building operation upon any of the Leased Premises, whether or not Landlord shall, by reason of any Legal Requirements or Insurance Requirements, be required to take such action or be liable for failure to do so. LANDLORD SHALL NOT BE REQUIRED TO MAKE ANY REPAIR, WHETHER FORESEEN OR UNFORESEEN, OR TO MAINTAIN ANY OF THE LEASED PREMISES OR ADJOINING PROPERTY IN ANY WAY, AND TENANT HEREBY EXPRESSLY WAIVES THE RIGHT TO MAKE REPAIRS AT THE EXPENSE OF THE LANDLORD, WHICH RIGHT MAY BE PROVIDED FOR IN ANY LAW NOW OR HEREAFTER IN EFFECT. Tenant shall, in all events, make all repairs for which it is

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responsible hereunder promptly, and all repairs shall be in a good, proper and workmanlike manner.
     (b) Subject to Paragraph 18, in the event that any Improvement shall violate any Legal Requirements or Insurance Requirements and as a result of such violation enforcement action is threatened or commenced against Tenant or with respect to the Leased Premises, then Tenant, at the request of Landlord, shall either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such violation, whether the same shall affect Landlord, Tenant or both, or (ii) take such action as shall be necessary to remove such violation, including, if necessary, the making of an Alteration. Any such repair or Alteration shall be made in conformity with the provisions of Paragraph 12.
     (c) If Tenant shall be in default under any of the provisions of this Paragraph 11, Landlord may after thirty (30) days written notice given to Tenant and failure of Tenant to cure during said period, but with such shorter notice that is appropriate under the circumstances in the event of an emergency, do whatever is reasonably necessary to cure such default as may be appropriate under the circumstances for the account of and at the expense of Tenant. In the event of an emergency Landlord shall notify Tenant of the situation by phone or other available communication. All reasonable sums so paid by Landlord and all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) so incurred, together with interest thereon at the Default Rate from the date of payment or incurring the expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within five (5) Business Days of demand.
     (d) Tenant shall from time to time replace with Replacement Equipment any of the Equipment which shall have become worn out or unusable for the purpose for which it is intended, been taken by a Condemnation as provided in Paragraph 13, or been lost, stolen, damaged or destroyed as provided in Paragraph 14. Tenant shall repair at its sole cost and expense all damage to the Leased Premises caused by the removal of Equipment or Replaced Equipment or other personal property of Tenant or the installation of Replacement Equipment. All Replacement Equipment shall become the property of Landlord, shall be free and clear of all liens and rights of others and shall become a part of the Equipment as if originally demised herein.
     12. Alterations.
     (a) Upon prior written notice to Landlord, Tenant shall have the right to make any Alteration(s) to the Leased Premises, that are non-structural and the cost of which does not exceed the Threshold Amount, in the aggregate, in any calendar year; provided, that, Tenant complies with clause (c) of this Paragraph 12.
     (b) Upon at least 30 days’ prior written notice to Landlord, Tenant shall have the right to make any Alteration(s) to the Leased Premises, that are structural and/or the cost of which exceeds the Threshold Amount, in the aggregate, in any calendar year; provided, that, (i) no Event of Default has occurred and is then continuing, (ii) Tenant complies with clause (c) of this Paragraph 12, (iii) prior to making any such Alteration(s), Tenant shall provide Landlord with the plans and specifications, estimated budgets and proposed schedule of construction with

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respect thereto, and (iv) Landlord shall have consented to such Alterations in writing, which consent shall not be unreasonably withheld, conditioned or delayed.
     (c) In connection with any Alteration: (i) the fair market value of the Leased Premises shall not be lessened after the completion of any such Alteration, or its structural integrity impaired; (ii) all such Alterations shall be performed in a good and workmanlike manner, and shall be expeditiously completed in compliance with all Legal Requirements; (iii) no such Alteration shall change the permitted use of the Leased Premises (as described in Paragraph 4), (iv) all work done in connection with any such Alteration shall comply with all Insurance Requirements; (v) Tenant shall timely pay all costs and expenses of any such Alteration and shall (subject to and in compliance with the provisions of Paragraph 18) discharge all liens filed against any of the Leased Premises arising out of the same; (vi) Tenant shall procure and pay for all permits and licenses required in connection with any such Alteration; (vii) no such Alteration shall create any debt or other encumbrance(s) on the Leased Premises and (viii) in the case of any Alteration the estimated cost of which in any one instance exceeds the Threshold Amount, such Alterations shall be made under the supervision of an architect or engineer and in accordance with plans and specifications which shall be submitted to Landlord prior to the commencement of the Alterations.
     (d) All Alterations (excluding Trade Fixtures installed in connection therewith) shall become the property of Landlord, shall be free and clear of all liens and rights of others and shall become a part of the Leased Premises as if originally demised herein.
     13. Condemnation; Termination of this Lease for Total Taking or Total Casualty.
     (a) Tenant, promptly upon obtaining knowledge of the institution of any proceeding for Condemnation, shall notify Landlord thereof and Landlord shall be entitled to participate in any Condemnation proceeding at its sole cost and expense (unless an Event of Default has occurred and is continuing, in which case Tenant shall be responsible for such costs and expenses). Landlord, promptly after obtaining knowledge of the institution of any proceeding for Condemnation, shall notify Tenant thereof. Subject to Landlord’s right to participate in the proceeding and so long as no Event of Default is continuing, Tenant shall have the right to control the Condemnation proceedings. Subject to the provisions of this Paragraph 13 and Paragraph 15, Tenant hereby irrevocably assigns to the Trustee, for the benefit of the Lenders, and to Landlord, in that order, any award or payment in respect of any Condemnation of Landlord’s interest in the Leased Premises, except that (except as hereinafter provided) nothing in this Lease shall be deemed to assign to Landlord, the Trustee or any Lender any Tenant’s Award to the extent Tenant shall have a right to make a separate claim therefor against the condemnor.
     (b) (i) If (A) the entire Leased Premises shall be subject to a Taking by a duly constituted authority or agency having jurisdiction, (B) a material portion of the Land or the building constructed on the Land or any means of ingress, egress or access to the Leased Premises, the loss of which even after restoration would, in Tenant’s reasonable business judgment, be substantially and materially adverse to the business operations of Tenant at the Leased Premises, shall be subject to a Taking by a duly constituted authority or agency having jurisdiction, or (C) any means of ingress, egress or access to the Leased Premises which does not

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result in at least one method of ingress and egress to and from the Leased Premises remaining, provided the same is permitted under then existing Legal Requirements, shall be subject of a Taking by a duly constituted authority or agency having jurisdiction, then this Lease shall terminate on the date on which title to the Leased Premises or portion thereof vests in the applicable condemning authority (the “Taking Termination Date”), and on the Taking Termination Date (1) Tenant shall pay to Landlord the sum of (x) all accrued and unpaid Basic Rent as of such date, (y) all Additional Rent due and payable on or prior to such date that remains unpaid and (z) an amount (the “Termination Fee”) equal to the difference (if positive) between the Termination Value as of the Taking Termination Date and the net award actually received by Landlord with respect to such Taking and (2) upon such payment, this Lease shall terminate and, except for those provisions that survive termination, neither Tenant nor Landlord shall have any further obligations hereunder.
     (ii) During the period of time between the total Taking and the Taking Termination Date, this Lease shall stay in full force and effect, Tenant’s obligation to pay Basic Rent shall continue and Tenant shall otherwise remain fully liable hereunder, it being understood that so long as Tenant pays Basic Rent as and when due and no Event of Default has occurred and is continuing, Tenant shall be entitled to retain possession of, and the use and enjoyment of, the Leased Premises during such period.
     (c) (i) If a casualty occurs, the cost of Restoration as a result thereof is reasonably expected by Tenant to exceed 70% of the replacement cost of the Leased Premises and it is impractical, as reasonably determined by Tenant, to restore the Leased Premises, then Tenant may, not later than one hundred twenty (120) days after such casualty has occurred, as the case may be, serve a Tenant’s Termination Notice upon Landlord.
                   (ii) In the event that during the Initial Term Tenant shall serve a Tenant’s Termination Notice upon Landlord, Tenant shall, as part of such Tenant’s Termination Notice offer (which offer may be rejected by Landlord as set forth below) to purchase the Leased Premises and the casualty insurance proceeds related to the Leased Premises for the Purchase Price plus any and all Additional Payments.
                   (iii) If Landlord and Lenders (if there shall be Lenders at such time) shall not elect to accept Tenant’s offer to purchase, Landlord shall give notice thereof to Tenant within ninety (90) days after the giving of Tenant’s Termination Notice.
                   (iv) Should an offer to purchase not be accepted by Landlord and Lenders (if there shall be Lenders at such time), this Lease shall terminate and the insurance proceeds shall be paid to Landlord (or the Trustee if there are Lenders at such time).
                   (v) Landlord’s notice not to accept Tenant’s offer to purchase shall be void and of no effect unless accompanied by the written notice of Lenders (if there shall be Lenders at such time) to the effect that such Lenders also elect not to accept Tenant’s offer to purchase. Should such notices of Landlord and Lenders (if applicable) rejecting Tenant’s offer to purchase not be served within said period of ninety (90) days, then and in that event, Tenant’s offer shall be deemed accepted.

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          (vi) In the event that Landlord and Lenders (if there shall be Lenders at such time) shall accept or be deemed to have accepted Tenant’s offer to purchase, title shall close and the Purchase Price and Additional Payments shall be paid as hereinafter provided and, in such event, Tenant shall be entitled to and shall receive any and all casualty insurance proceeds with respect to the Leased Premises then or thereafter paid in connection with the casualty and Landlord shall assign (or in case of any casualty insurance proceeds previously paid to Landlord, Trustee or Lender, deliver (or cause to be delivered) to Tenant on the Closing Date) such casualty insurance proceeds as may be paid with respect to the Leased Premises in connection with such casualty. In the event Landlord and Lenders (if applicable) shall accept Tenant’s offer to purchase with respect to the Leased Premises, or be deemed to have accepted such Tenant’s offer, title shall close on the Closing Date, at noon at the local office of Landlord’s counsel, or at such other time and place as the parties hereto may agree upon, this Lease shall be automatically extended to and including the Closing Date and Tenant shall pay the Purchase Price and Additional Payments (after giving effect to any prorations of Basic Rent) by transferring immediate funds to such account or accounts and in such bank or banks as the Trustee, if there are Lenders at such time, or, if there are no Lenders at such time, as Landlord, shall designate, upon delivery of a special warranty deed (or local equivalent) conveying Leased Premises and all other required documents, including a quitclaim bill of sale with respect to all Equipment and personal property constituting a portion of the Leased Premises, if any, and an assignment of any casualty insurance proceeds in connection with the casualty. Upon such payment of the Purchase Price and Additional Payments, this Lease shall terminate. The special warranty deed (or local equivalent) shall convey title, free from encumbrances (including the Mortgage) other than (A) Permitted Encumbrances, (B) liens or encumbrances created or suffered by Tenant or arising by reason of the failure of Tenant to observe or perform any of the terms, covenants or agreements herein provided to be observed and performed by Tenant, and (C) any installments of Impositions then affecting the Leased Premises. The Purchase Price and Additional Payments payable as hereinabove provided shall be charged or credited, as the case may be, on the Closing Date, to reflect adjustments of Basic Rent paid or payable to and including the Closing Date, apportioned as of the Closing Date. Tenant shall pay all conveyance, transfer, sales, recording and like taxes required in connection with the purchase, regardless of who is required to pay such taxes under State or local law or custom (and Tenant shall also pay to Landlord any amount necessary to yield to Landlord the entire Purchase Price and Additional Payments if as a matter of the law of the State or locality such tax cannot be paid directly by Tenant). If there be any liens or encumbrances against the Leased Premises which Landlord is obligated to remove, upon request made a reasonable time before the Closing Date, Landlord shall provide at the Closing separate funds for the foregoing, payable to the holder of such lien or encumbrances.
          (vii) During the period of time between the casualty and the Closing Date, this Lease shall stay in full force and effect, Tenant’s obligation to pay Basic Rent shall continue and Tenant shall otherwise remain fully liable hereunder.
     (d) In the event that during any Renewal Term, a total Taking as described in subparagraph (b) above shall occur or Tenant shall serve a Tenant’s Termination Notice upon Landlord pursuant to subparargraph (c) above, this Lease and the Term hereof shall terminate on the Taking Termination Date or the date specified in the Termination Notice, as the case may be; and in such event Tenant shall have no obligation to commence or complete the Restoration and all of the awards and insurance proceeds payable in connection with the Taking or casualty, as

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the case may be (other than Tenant’s business interruption insurance proceeds), shall be paid to Landlord (or to Trustee if there are Lenders at such time).
     (e) (i) In the event of a Condemnation of any part of the Leased Premises which does not result in a termination of this Lease, subject to the requirements of Paragraph 15, the Net Award of such Condemnation shall be retained by Landlord; and promptly after such Condemnation, Tenant shall commence and diligently continue to completion the Restoration of the Leased Premises.
                   (ii) Upon the payment to Landlord of the Net Award of a Taking which falls within the provisions of this Paragraph 13(e), Landlord and Lenders shall, to the extent received, make the Restoration Award available to Tenant for Restoration, in accordance with the provisions of Paragraph 15, and promptly after completion of the Restoration, the balance of the Net Award shall be paid to Tenant and all Basic Rent and Additional Rent shall continue unabated and unreduced.
                   (iii) In the event of a Requisition of the Leased Premises, Landlord shall apply the Net Award of such Requisition, to the extent available, to the installments of Basic Rent or Additional Rent thereafter payable and Tenant shall pay any balance remaining thereafter. Upon the expiration of the Term, any portion of such Net Award which shall not have been previously credited to Tenant on account of the Basic Rent and Additional Rent shall be retained by Landlord.
     (f) Except with respect to an award or payment to which Tenant is entitled pursuant to the provisions of Paragraphs 13(a), 13(b), 13(c) and 13(d), no agreement with any condemnor in settlement of or under threat of any Condemnation shall be made by either Landlord or Tenant (provided no Event of Default then exists and is continuing) without the written consent of the other, and of Lenders, if the Leased Premises are then subject to a Mortgage, which consent, in each case, shall not be unreasonably withheld, conditioned or delayed.
     14. Insurance.
     (a) Tenant shall maintain at its sole cost and expense the following insurance on the Leased Premises:
          (i) Insurance against all risk of direct physical loss of or damage to the Improvements and Equipment under a fire and broad form of all risk extended coverage insurance policy (which shall include terrorism insurance, flood insurance if the Leased Premises is located within a flood hazard area, windstorm insurance if the Leased Premises is located in an area where windstorm insurance is customarily maintained for similar commercial properties and earthquake insurance if the Leased Premises is located in an area where earthquake insurance is customarily maintained for similar commercial properties). Such insurance shall be in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer under the applicable policies, and in any event in amounts not less than the actual replacement cost of the Improvements and Equipment (excluding footings and foundations and other parts of the Improvements which are not insurable). Such insurance policies may contain reasonable

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exclusions and deductible amounts, all in accordance with industry standards. Landlord hereby approves Tenant’s current deductible for property insurance of $250,000.
          (ii) Contractual and commercial general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Leased Premises, which insurance shall be written on a so-called “Occurrence Basis”, and shall provide minimum protection with a combined single limit in an amount not less than the greater of (x) Five Million ($5,000,000) Dollars or (y) the aggregate amount of such insurance carried by prudent owners or operators of similar commercial properties, for bodily injury, death and property damage in any one occurrence.
          (iii) Workers’ compensation insurance covering all persons employed by Tenant on the Leased Premises in connection with any work done on or about any of the Leased Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Leased Premises.
          (iv) Insurance against loss or damage from explosion of any steam or pressure boilers or similar apparatus located in or about the Improvements in an amount not less than the actual replacement cost of the Improvements and Equipment (excluding footings and foundations and other parts of the Improvements which are not insurable).
          (v) Such additional and/or other insurance with respect to the Improvements located on the Leased Premises and in such amounts as at the time is customarily carried by prudent owners or tenants with respect to improvements similar in character, location and use and occupancy to the Improvements located on the Leased Premises.
     (b) The insurance required by Paragraph 14(a) shall be written by companies having a claims paying ability rating by Standard & Poor’s of not less than A- and an A.M. Best Insurance Reports rating of not less than “A” and a financial size category of “VIII”, and all such companies shall be authorized to do an insurance business in the State, or otherwise agreed to by Landlord and Lenders. The insurance policies (i) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof, and (ii) shall (except for the worker’s compensation insurance referred to in Paragraph 14(a)(iii)) name Landlord, Tenant, the Trustee and each Lender as additional insured parties, as their respective interests may appear. If said insurance or any part thereof shall expire, be withdrawn, become void by breach of any condition thereof by Tenant or become void or unsafe by reason of the failure or impairment of the capital of any insurer, Tenant shall obtain new or additional insurance reasonably satisfactory to Landlord and Lenders prior to the expiration of such existing policy or policies or as promptly as practicable after such existing policies becoming void or unsafe, as the case may be.
     (c) Each insurance policy referred to in clauses (i), (iv) and (v) of Paragraph 14(a), shall contain standard non-contributory mortgagee clauses in favor of each Lender and the Trustee. Each policy shall provide that it may not be canceled except after thirty (30) days’ prior notice to Landlord and each Lender. Each policy shall also provide that any losses otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord, Tenant or any other Person which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, or (ii) the occupation or use of any of the Leased Premises for purposes

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more hazardous than permitted by the provisions of such policy. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant mutually waive their respective rights of recovery against each other and each other’s officers, directors, constituent partners, members, agents and employees, and Tenant further waives such rights against each Lender, to the extent any loss is insured against or required to be insured against under this Lease, including, but not limited to, losses, deductibles or self-insured retentions covered by Landlord’s or Tenant’s commercial property, general liability, automobile liability or workers’ compensation policies described above. The foregoing sentence is intended to waive, fully and for the benefit of each party to this Lease, any and all rights and claims that might give rise to a right of subrogation by any insurance carrier. Each party shall cause its respective insurance policies to be endorsed to evidence compliance with such waiver. Nothing set forth in this paragraph shall abrogate any of Landlord’s or any Lender’s right to pursue any claim against Tenant for damages resulting from Tenant’s failure to maintain the insurance required under this Lease.
     (d) Tenant shall pay as they become due all premiums for the insurance required by this Paragraph 14 and shall renew or replace each policy prior to the Insurance Expiration Date of each policy. Tenant shall deliver to Landlord and Lenders a certificate or other evidence (on an ACORD 27 form, in the case of property insurance, and otherwise reasonably satisfactory to Lenders and Landlord) of the existing policy and such renewal or replacement policy at least thirty (30) days prior to the Insurance Expiration Date of each policy. Each such policy shall provide that it shall not expire or be cancelled until the Landlord and each Lender listed as additional insured or loss payee shall receive a notice from the insurer to the effect that such policy will expire on, or be cancelled prior to, the Insurance Expiration Date, as set forth in such notice, which shall be thirty (30) days following the date of the receipt by Landlord and such Lender of such notice. In the event of Tenant’s failure to comply with any of the foregoing requirements of this Paragraph 14, Landlord shall be entitled to procure such insurance. Any reasonable sums expended by Landlord in procuring such insurance shall be Additional Rent and shall be repaid by Tenant, together with interest thereon at the Default Rate, from the time of payment by Landlord until fully paid by Tenant immediately upon written demand therefor by Landlord.
     (e) Anything in this Paragraph 14 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 14(a) may be carried under a “blanket” policy or policies covering other properties or liabilities of Tenant, provided that such “blanket” policy or policies otherwise comply with the provisions of this Paragraph 14. In the event any such insurance is carried under a blanket policy, Tenant shall deliver to Landlord and Lenders evidence of the issuance and effectiveness of the policy, the amount and character of the coverage with respect to the Leased Premises and the presence in the policy of provisions of the character required in the above sections of this Paragraph 14.
     (f) In the event of any property loss exceeding $500,000, Tenant shall give Landlord immediate notice thereof. Tenant shall adjust, collect and compromise any and all claims, with the consent of Lenders and Landlord, not to be unreasonably withheld, conditioned or delayed and Landlord and Lenders shall have the right to join with Tenant therein (except with respect to any property loss of $500,000 or less, in which case no consent of the Lenders or Landlord shall be required). If the estimated cost of Restoration or repair shall be $500,000 or less, all proceeds of any insurance required under clauses (i), (iv) and (v) of Paragraph 14(a) shall be payable to

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Tenant. Each insurer is hereby authorized and directed to make payment under the property insurance policies (i) for all property losses of $500,000 or less, directly to Tenant and (ii) for all other property losses, directly to the Trustee instead of to Landlord and Tenant jointly; and Tenant and Landlord each hereby appoints such Trustee as its attorney-in-fact to endorse any draft therefor for the purposes set forth in this (or to Landlord if there are no Lenders at such time). Except as expressly set forth below, in the event of any casualty (whether or not insured against) resulting in damage to the Leased Premises or any part thereof, the Term shall nevertheless continue and there shall be no abatement or reduction of Basic Rent or Additional Rent. Promptly after any casualty, but subject to the provisions of Paragraph 13(c), Tenant, as required in Paragraphs 11(a) and 12, shall commence and diligently continue to perform the Restoration to the Leased Premises. The Net Proceeds of all insurance payments for property losses exceeding $500,000 shall be retained by the Trustee (or Landlord if there are no Lenders at such time). Upon payment to the Trustee of such Net Proceeds, the Trustee shall, to the extent available, make the Net Proceeds available to Tenant for restoration, in accordance with the provisions of Paragraph 15. Subject to Paragraph 13(c), Tenant shall, whether or not the Net Proceeds are sufficient for the purpose, promptly repair or replace the Improvements and Equipment in accordance with the provisions of Paragraph 11(a) and the Net Proceeds of such loss shall thereupon be payable to Tenant, subject to the provisions of Paragraph 15. In the event that any damage or destruction shall occur at such time as Tenant shall not have maintained third-party insurance in accordance with Paragraph 14(a)(i), (iv) and (v), Tenant shall pay to the Trustee Tenant’s Insurance Payment. Notwithstanding anything herein to the contrary, all proceeds of any business interruption insurance maintained by Tenant shall be payable directly to Tenant.
     15. Restoration. The Restoration Fund shall be disbursed by the Trustee in accordance with the following conditions:
     (a) If the cost of Restoration will exceed $500,000, prior to commencement of the Restoration the architects, general contractor(s), and plans and specifications for the Restoration shall be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; and which approval shall be granted to the extent that the plans and specifications depict a Restoration which is substantially similar to the Improvements and Equipment which existed prior to the occurrence of the casualty or Taking, whichever is applicable.
     (b) At the time of any disbursement, no Event of Default shall exist and no mechanics’ or materialmen’s liens shall have been filed and remain undischarged or unbonded (provided, however, that no release or bond shall be required in the event that the title company shall have committed to insure over such lien).
     (c) Disbursements shall be made from time to time in an amount not exceeding the hard and soft cost of the work and costs incurred since the last disbursement upon receipt of (i) satisfactory evidence, including architects’ certificates of the stage of completion, of the estimated cost of completion and of performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (ii) partial releases of liens, and (iii) other reasonable evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed in place or delivered to the site and free and clear of mechanics’ lien claims.

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     (d) Each request for disbursement shall be sent by Tenant to Landlord and to the Trustee, accompanied by a certificate of Tenant describing the work, materials or other costs or expenses, for which payment is requested, stating the cost incurred in connection therewith, stating that no Event of Default exists and that no mechanics’ or materialmen’s liens shall have been filed and remain undischarged or unbonded, and stating that Tenant has not previously received payment for such work or expense and the certificate to be delivered by Tenant upon completion of the work shall, in addition, state that the work has been substantially completed and complies with the applicable requirements of this Lease. The Trustee shall not release funds from the Restoration Fund unless and until it has received a written authorization from Landlord approving such release, which Landlord agrees to promptly give if Tenant has satisfied all of the requirements set forth in this Paragraph 15 in connection with such release.
     (e) The Trustee shall retain ten percent (10%) of the Restoration Fund until the Restoration is at least fifty percent (50%) complete, and thereafter five percent (5%) until the Restoration is substantially complete.
     (f) The Restoration Fund shall be held by the Trustee and shall be invested in Permitted Investments, as directed by Landlord. All interest shall become a part of the Restoration Fund.
     (g) At all times the undisbursed balance of the Restoration Fund held by the Trustee, plus any funds contributed thereto by Tenant, at its option, shall be not less than the estimated cost of completing the Restoration, free and clear of all Liens. However, notwithstanding anything to the contrary contained in this Lease, at no time shall Tenant be required to pay any amounts into the Restoration Fund, including, without limitation, any deductibles under any insurance policies so long as the Restoration Fund remains In Balance. The Restoration Fund shall be deemed to be “In Balance” only at such time, and from time to time, that the remaining amount of the Restoration Fund equals or exceeds the cost of completing the Restoration, free and clear of Liens (as reasonably estimated by Tenant, provided that Tenant shall provide to Landlord the basis for such estimate, in reasonable detail, promptly after Landlord’s request therefor). In lieu of making any payments into the Restoration Fund, Tenant may contribute funds directly toward the cost of the Restoration in order to bring the Restoration Fund In Balance.
     (h) In addition, prior to commencement of Restoration and at any time during Restoration, if the estimated cost of Restoration, as reasonably determined by Tenant, exceeds the amount of the Net Proceeds, the Restoration Award and Tenant Insurance Payment available for such Restoration, the amount of such excess shall be paid by Tenant to the Trustee to be added to the Restoration Fund or Tenant shall fund at its own expense the costs of such Restoration until the Restoration Fund is In Balance. Any sum in the Restoration Fund which remains in the Restoration Fund upon the completion of Restoration shall be paid to Tenant.
     16. Subordination to Financing.
     (a) (i) Subject to the provisions of Paragraph 16(a)(ii), Tenant agrees that this Lease shall at all times be subject and subordinate to the lien of any Mortgage, and Tenant

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agrees, upon demand, without cost, to execute instruments as may be required to further effectuate or confirm such subordination.
          (ii) Except as expressly provided in this Lease by reason of the occurrence of an Event of Default, and as a condition to the subordination described in Paragraph 16(a)(i) above, Tenant’s tenancy and Tenant’s rights under this Lease shall not be disturbed, terminated or otherwise adversely affected, nor shall this Lease be affected, by the existence of, or any default under, the Loan Agreement, any Note or any Mortgage, and in the event of a foreclosure or other enforcement of any Mortgage, or sale in lieu thereof, the purchaser at such foreclosure sale shall be bound to Tenant for the Term of this Lease and any Renewal Term, the rights of Tenant under this Lease shall expressly survive, and this Lease shall in all respects continue in full force and effect so long as no Event of Default has occurred and is continuing. Tenant shall not be named as a party defendant in any such foreclosure suit, except as may be required by law. Any Mortgage to which this Lease is now or hereafter subordinate shall provide, in effect, that during the time this Lease is in force and no Event of Default has occurred and is then continuing hereunder, insurance proceeds and any condemnation award shall be disbursed pursuant to the provisions of this Lease.
     (b) Notwithstanding the provisions of Paragraph 16(a), the holder of any Mortgage to which this Lease is subject and subordinate shall have the right, at its sole option, at any time, to subordinate and subject the Mortgage, in whole or in part, to this Lease by recording a unilateral declaration to such effect, provided that such holder shall have agreed that during the time this Lease is in force and no Event of Default shall have occurred and be continuing, any insurance proceeds and any condemnation award shall be disbursed pursuant to the provisions of this Lease.
     (c) At any time prior to the expiration of the Term, Tenant agrees, at the election and upon demand of any owner of the Leased Premises, or of a Lender who has granted non-disturbance to Tenant pursuant to Paragraph 16(a) above, to attorn, from time to time, to any such owner or Lender, upon the terms and conditions of this Lease, for the remainder of the Term. The provisions of this Paragraph 16(c) shall inure to the benefit of any such owner or Lender, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of the Mortgage, and shall be self-operative upon any such demand (and no further instrument shall be required to give effect to such provisions).
     (d) Each of Tenant and Landlord agrees that, if requested by the other or by any Lender, each shall (and Landlord shall cause each Lender), without charge, enter into a Subordination, Non-Disturbance and Attornment Agreement, in the form reasonably requested by a Lender and reasonably acceptable to Tenant, provided such agreement contains provisions relating to non-disturbance in accordance with the provisions of Paragraph 16(a) and Tenant hereby agrees for the benefit of each Lender, that Tenant will not, (i) without in each case the prior written consent of such Lender, which shall not be unreasonably withheld, conditioned or delayed, amend or modify this Lease in any material respect (provided, however, such Lender, in such Lender’s sole discretion may withhold or condition its consent to any amendment or modification which would or could (A) alter in any way the amount or time for payment of any Basic Rent or Additional Rent, (B) alter in any way the absolute and unconditional nature of Tenant’s obligations hereunder or materially diminish any such obligations, (C) result in any

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termination hereof prior to the end of the Initial Term, or (D) otherwise, in such Lender’s reasonable judgment, affect the rights or obligations of Landlord or Tenant hereunder in a manner adverse to such Lender), or enter into any agreement with Landlord so to do, (ii) without the prior written consent of such Lender which may be withheld in such Lender’s sole discretion, cancel or surrender or seek to cancel or surrender the Term hereof, or enter into any agreement with Landlord to do so (the parties agreeing that the foregoing shall not be construed to affect the rights or obligations of Tenant, Landlord or Lenders with respect to any termination permitted under the express terms hereof following certain events of condemnation or casualty as provided in Paragraph 13), or (c) pay any installment of Basic Rent more than one (1) month in advance of the due date thereof or otherwise than in the manner provided for in this Lease.
     17. Assignment, Subleasing.
     (a) With the exception of a tenant that would render the Leased Premises or a portion thereof a “tax-exempt use property” within the meaning of Section 168(h) of the Code, Tenant may assign its interest in this Lease and may sublet or grant licenses to the Leased Premises in whole or in part, from time to time, without the consent of Landlord, provided that, in the case of an assignment, Lease Guarantor reaffirms its obligations under the Lease Guaranty after giving effect to such assignment. Tenant shall have no rights to mortgage or otherwise hypothecate its leasehold interest under this Lease. With respect to any assignment or sublease to an entity that is not an Affiliate of Tenant and which relates to at least 10% of the usable square feet of the Leased Premises, Tenant shall provide Landlord with a written summary of the material terms of such assignment or sublease prior to the commencement date thereof. For purposes of this Paragraph 17(a), the term “assignment” and “assign” shall not include any sale of the stock of Tenant, provided that (i) the Lease Guarantor reaffirms its obligations under the Lease Guaranty after giving effect to such sale and (ii) such sale does not result in an Event of Default.
     (b) Each sublease or license of the Leased Premises or any part thereof shall be subject and subordinate to the provisions of this Lease, and the term of each such sublease shall terminate on or before the Expiration Date. No assignment or sublease shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made, provided that if Tenant assigns its interest hereunder to any entity that has acquired all, or substantially all, of Tenant’s assets, Tenant shall be relieved of all of its obligations under this Lease from and after the effective date of such assignment so long as (i) the assignee has executed the agreement referred to below in this paragraph and (ii) such sale or transfer of assets by Tenant does not result in an Event of Default. Notwithstanding any assignment or subletting, but subject to the foregoing sentence, Tenant shall continue to remain primarily liable and responsible for the payment of the Basic Rent and Additional Rent and the performance of all its other obligations under this Lease. No assignment or sublease shall impose any obligations on Landlord, except as otherwise provided in this Lease. Tenant agrees that in the case of an assignment of this Lease, Tenant shall, within fifteen (15) days after the execution and delivery of any such assignment, deliver to Landlord (i) a duplicate original of such assignment in recordable form and (ii) an agreement executed and acknowledged by Tenant and its assignee in recordable form wherein the assignee shall agree to assume and agree to observe and perform all of the terms and provisions of this Lease on the part of the Tenant to be observed and performed from and after the date of such assignment. In the case of a sublease

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which relates to more than 10% of the usable square feet of the Leased Premises, Tenant shall, within fifteen (15) days after the execution and delivery of such sublease, deliver to Landlord a duplicate original of such sublease; with respect to each other sublease, Tenant shall provide a copy thereof to Landlord promptly after Landlord’s request therefor.
     (c) Upon the occurrence and during the continuance of an Event of Default under this Lease, Landlord shall have the right to collect and enjoy all rents and other sums of money payable under any sublease or license of any of the Leased Premises, and Tenant hereby irrevocably and unconditionally assigns such rents and money to Landlord, which assignment may be exercised upon and after (but not before) the occurrence of an Event of Default, provided, however, that if such Event of Default is subsequently cured and this Lease has not been terminated, Landlord shall pay to Tenant all amounts it received pursuant to such assignment that have not been applied to the obligations of Tenant hereunder.
     18. Permitted Contests.
     (a) So long as no Event of Default has occurred and is continuing, after prior written notice to Landlord, Tenant shall not be required to (i) pay any Imposition, (ii) comply with any Legal Requirement, (iii) discharge or remove any lien referred to in Paragraph 9 or 12, or (iv) take any action with respect to any violation referred to in Paragraph 11(b) so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord’s liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (A) the collection of, or other realization upon, the Imposition or lien so contested, (B) the sale, forfeiture or loss of any of the Leased Premises, any Basic Rent or any Additional Rent to satisfy the same or to pay any damages caused by the violation of any such Legal Requirement or by any such violation, (C) any interference with the use or occupancy of any of the Leased Premises, (D) any interference with the payment of any Basic Rent or any Additional Rent, and (E) the cancellation of any fire or other insurance policy. So long as no Event of Default has occurred and is continuing, Tenant shall control any such contest proceeding and Landlord shall reasonably cooperate with Tenant (including, without limitation, executing any documents reasonably required to be signed by Landlord in such contest proceeding, so long as such documents will not subject Landlord to any liability that is not indemnified against by Tenant hereunder and do not admit any liability on Landlord’s part) in connection with such contest, all at Tenant’s expense. So long as no Event of Default has occurred and is continuing, Landlord shall not settle any such contest without the prior written consent of Tenant, which consent shall not be unreasonably withheld.
     (b) In no event shall Tenant pursue any contest with respect to any Imposition, Legal Requirement, lien, or violation, referred to above in such manner that exposes Landlord or any Lender to (i) criminal liability, penalty or sanction, (ii) any civil liability, penalty or sanction for which Tenant has not made provisions reasonably acceptable to Landlord or (iii) defeasance of its interest (including the subordination of the lien of any Mortgage to a lien to which such Mortgage is not otherwise subordinate prior to such contest) in the Leased Premises.
     (c) Tenant agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall have the right to attempt to settle or compromise

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such contest through negotiations. Tenant shall pay and save each Lender and Landlord harmless against any and all losses, judgments, decrees and costs (including all reasonable attorneys’ fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.
     19. Conditional Limitations; Default Provisions.
     (a) If any Event of Default shall have occurred, Landlord shall have the right at its option, then or at any time thereafter (so long as Landlord commences one or more of the remedies set forth below at a time when an Event of Default is continuing), to do any one or more of the following without demand upon or notice to Tenant:
               (i) Landlord may give Tenant notice of Landlord’s intention to terminate this Lease on a date specified in such notice (which date shall be no sooner than thirty (30) days after the date of the notice). Upon the date therein specified the Term and the estate hereby granted and all rights of Tenant hereunder shall expire and terminate as if such date were the date hereinabove fixed for the expiration of the Term, but Tenant shall remain liable for all its obligations hereunder through the date hereinabove fixed for the expiration of the Term, including its liability for Basic Rent and Additional Rent as hereinafter provided.
               (ii) Landlord may, whether or not the Term of this Lease shall have been terminated pursuant to clause (i) above give Tenant notice to surrender the Leased Premises to Landlord on a date specified in such notice (which date shall be no sooner than thirty (30) days after the date of the notice), at which time Tenant shall surrender and deliver possession of the Leased Premises to Landlord. Upon or at any time after taking possession of the Leased Premises, Landlord may remove any persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. No such entry or repossession shall be construed as an election by Landlord to terminate this Lease unless Landlord gives a written notice of such intention to Tenant pursuant to clause (i) above.
               (iii) After repossession of any of the Leased Premises pursuant to clause (ii) above, whether or not this Lease shall have been terminated pursuant to clause (i) above, Landlord may relet the Leased Premises or any part thereof to such tenant or tenants for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) for such rent, on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its discretion, may determine; and Landlord shall collect and receive any rents payable by reason of such reletting. The rents received on such reletting shall be applied (A) first to the reasonable and actual expenses of such reletting and collection, including without limitation necessary renovation and alterations of the Leased Premises, reasonable and actual attorneys’ fees and any reasonable and actual real estate commissions paid, and (B) thereafter toward payment of all sums due or to become due Landlord hereunder. If a sufficient amount to pay such expenses and sums shall not be realized or secured, then Tenant shall pay Landlord any such deficiency monthly, and Landlord may bring an action therefor as such monthly deficiency shall arise. Landlord shall not, in any event, be required to

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pay Tenant any sums received by Landlord on a reletting of the Leased Premises in excess of the rent provided in this Lease, but such excess shall reduce any accrued present or future obligations of Tenant hereunder. Landlord’s re-entry and reletting of the Leased Premises without termination of this Lease shall not preclude Landlord from subsequently terminating this Lease as set forth above. Landlord may make such Alterations as Landlord in its reasonable discretion may deem advisable. Tenant agrees to pay Landlord, as Additional Rent, immediately upon demand, all reasonable expenses incurred by Landlord in obtaining possession, in performing Alterations and in reletting any of the Leased Premises, including fees and commissions of attorneys, architects, agents and brokers.
               (iv) If Tenant shall fail to make payment of any installment of Basic Rent or any Additional Rent after the date when each such payment is due, Tenant shall pay to Landlord, as Additional Rent, interest on the unpaid amount of Basic Rent or Additional Rent, at the Default Rate, such interest to accrue from the date such item of unpaid Basic Rent or Additional Rent was due until the date paid.
               (v) Landlord may exercise any other right or remedy now or hereafter existing by law or in equity.
     (b) In the event of any expiration or termination of this Lease or repossession of any of the Leased Premises by reason of the occurrence of an Event of Default, Tenant shall pay to Landlord Basic Rent and all Additional Rent required to be paid by Tenant to and including the date of such expiration, termination or repossession and, thereafter, Tenant shall, until the end of what would have been the Term in the absence of such expiration, termination or repossession, and whether or not any of the Leased Premises shall have been relet, be liable to Landlord for and shall pay to Landlord as liquidated and agreed current damages: (i) Basic Rent and Additional Rent which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less (ii) the net proceeds, if any, of any reletting pursuant to Paragraph 19(a)(iii), after deducting from such proceeds all of Landlord’s reasonable expenses in connection with such reletting (including all reasonable repossession costs, brokerage commissions, legal expenses, attorneys’ fees, employees’ expenses, costs of Alteration and expenses of preparation for reletting). Tenant hereby agrees to be and remain liable for all sums aforesaid and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by limitation had there been no such Event of Default.
     (c) At any time after such expiration or sooner termination of this Lease pursuant to Paragraph 19 or pursuant to law or if Landlord shall have reentered the Leased Premises, as the case may be, whether or not Landlord shall have recovered any amounts under Paragraph 19(a)(iii) or 19(b), Landlord shall be entitled to recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages for Tenant’s default, an amount equal to the Basic Rent and all Additional Rent reserved hereunder for the unexpired portion of the Term demised herein as if this Lease had not expired or been terminated, discounted to present worth at the annual rate of six percent (6%), minus any such monthly deficiencies previously recovered from Tenant under Paragraph 19(a)(iii). If any statute or rule

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of law governing a proceeding in which such liquidated final damages provided for in this Paragraph 19(c) are to be proved shall validly limit the amount thereof to an amount less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such statute or rule of law.
     20. Additional Rights of Landlord and Tenant.
     (a) No right or remedy conferred upon or reserved to Landlord in this Lease is intended to be exclusive of any other right or remedy; and each and every right and remedy shall be cumulative and in addition to any other right or remedy contained in this Lease. No delay or failure by Landlord to enforce its rights under this Lease shall be construed as a waiver, modification or relinquishment thereof. In addition to the other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions of this Lease, or to specific performance of any of the provisions of this Lease.
     (b) Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, any right and privilege which it or any of them may have under any present or future law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof.
     (c) Landlord hereby waives any right to distrain or levy upon any property of Tenant and any Landlord’s lien or similar lien upon any property of Tenant regardless of whether such lien is created or otherwise. Landlord agrees at the request of Tenant and at Tenant’s expense, to execute a waiver of any Landlord’s or similar lien for the benefit of any present or future holder of a security interest in or landlord or lessor of any personal property of Tenant.
     (d) In the event that any action is filed in relation to this Lease, the unsuccessful party in such action shall pay to the successful party, in addition to all sums that either party may be required to pay as a result of such action, the successful party’s reasonable attorneys’ fees. Any amount payable by Tenant to Landlord pursuant to this Paragraph 20(d) shall be due and payable by Tenant to Landlord as Additional Rent.
     (e) Landlord and Tenant also hereby waive and release any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for any consequential loss or damage, including any loss or damage to the other party’s business. The waivers set forth in this paragraph will be in addition to, and not in substitution for, any other waivers, indemnities, or exclusions of liabilities set forth in this Lease.
     21. Notices. All Notices shall be in writing and shall be deemed to have been given for all purposes (i) three (3) days after having been sent by United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address as stated below, or (ii) one (1) day after having been sent for overnight delivery by Federal Express, United Parcel Service or other nationally recognized air courier service.

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     To the Addresses stated below:
     If to Landlord:
ONB One Main Landlord, LLC
c/o SunTrust Equity Funding, LLC
303 Peachtree Street, 24th Floor
MC 3951
Atlanta, Georgia 30308
Attention: Greg S. Nail
Telephone: (404) 813-7619
Fax: (404) 230-1344
E-mail: greg.s.nail@suntrust.com
     If to Tenant:
Old National Bank
One Main Street
Evansville, Indiana 47708
Attention: Office of General Counsel
Telephone: (812) 464 1363
Fax: (812) 468 0399
E-mail: jeff_knight@oldnational.com
With a copy to:
Marco L. DeLucio
Ziemer, Stayman, Weitzel & Shoulders, LLP
20 N.W. First Street
P.O. Box 916
Evansville, Indiana 47706-0916
Telephone: (812) 424-7575
Fax: (812) 421-5089
E-mail: mdelucio@zsws.com
     If to the Trustee:
Wells Fargo Bank Northwest, National Association
299 South Main Street
Salt Lake City, Utah 84111
Attention: Corporate Trust Services
Telephone: (801) 246-5300
Fax No.: (801) 246-5053
E-mail: Val.T.Orton@wellsfargo.com
If any Lender shall have advised Tenant by Notice in the manner aforesaid that it is the holder of a Mortgage and states in said Notice its address for the receipt of Notices, then simultaneously with the giving of any Notice by Tenant to Landlord, Tenant shall send a copy of such Notice to Lender in the manner aforesaid. For the purposes of this Paragraph 21, any party may substitute

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its address by giving fifteen days’ notice to the other party in the manner provided above. Any Notice may be given on behalf of any party by its counsel.
     22. Estoppel Certificates. Landlord and Tenant shall at any time and from time to time, upon not less than ten (10) days’ prior written request by the other, execute, acknowledge and deliver to the other a statement in writing, certifying (i) that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, setting forth such modifications), (ii) the dates to which Basic Rent payable hereunder has been paid, (iii) that to the knowledge of the signer of such certificate no default by either Landlord or Tenant exists hereunder or specifying each such default of which the signer may have knowledge, (iv) the remaining Term hereof, (v) with respect to a certificate signed on behalf of Tenant, that to the knowledge of the signer of such certificate, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which if adversely decided would materially and adversely affect the financial condition and operations of Tenant or if any such proceedings are pending or threatened to said signer’s knowledge, specifying and describing the same, and (vi) such other matters as may reasonably be requested by the party requesting the certificate. It is intended that any such statements may be relied upon by Lenders, the recipient of such statements or their assignees or by any prospective purchaser, assignee or subtenant of the Leased Premises or of the membership interests in Landlord.
     23. Surrender and Holding Over.
     (a) Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises to Landlord. Tenant shall remove from the Leased Premises on or prior to such expiration or earlier termination all Trade Fixtures and personal property which is owned by Tenant or third parties other than Landlord, and Tenant at its expense shall, on or prior to such expiration or earlier termination, repair any damage caused by such removal. All Trade Fixtures and personal property not so removed at the end of the Term or within thirty days after the earlier termination of the Term for any reason whatsoever shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be borne by Tenant. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any property which becomes the property of Landlord as a result of such expiration or earlier termination.
     (b) Any holding over by Tenant of the Leased Premises after the expiration or earlier termination of the term of this Lease or any extensions thereof, with the consent of Landlord, shall operate and be construed as tenancy from month to month only, at one hundred ten percent (110%) of the Basic Rent reserved herein and upon the same terms and conditions as contained in this Lease. Notwithstanding the foregoing, any holding over without Landlord’s consent shall entitle Landlord, in addition to collecting Basic Rent at a rate of one hundred ten percent (110%) thereof, to exercise all rights and remedies provided by law or in equity, including the remedies of Paragraph 19(b).
     24. No Merger of Title. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Leased Premises by

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reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate and (b) the fee estate or ownership of any of the Leased Premises or any interest in such fee estate or ownership. No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (i) this Lease or the leasehold estate created by this Lease and (ii) the fee estate in or ownership of the Leased Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.
     25. Definition of Landlord .
     (a) Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Landlord’s interest in the Leased Premises and shall not be enforced against the Landlord individually or personally, or against any member or other Affiliate of Landlord.
     (b) The term “Landlord” as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Leased Premises or holder of the Mortgage in possession at the time in question of the Leased Premises and in the event of any transfer or transfers of the title of the Leased Premises, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer and conveyance of all personal liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.
     26. Hazardous Substances.
     (a) Tenant agrees that it will not on, about, or under the Leased Premises, release, treat or dispose of any Hazardous Materials; but the foregoing shall not prevent the use, storage or existence of any Hazardous Materials in the ordinary course of Tenant’s business in accordance with applicable laws and regulations. Tenant covenants that it will at all times comply, and will cause the Leased Premises to be in compliance with, in all material respects with each applicable Environmental Law.
     (b) To the extent required by Environmental Laws, Tenant shall respond to any release of, and shall remove any Hazardous Materials, whether existing prior to, or occurring during, the Term on the Leased Premises and whether or not arising out of or in any manner connected with Tenant’s occupancy of the Leased Premises during the Term. In addition to, and without limiting Paragraph 10, of this Lease, Tenant shall and hereby does agree to defend, indemnify and hold each Lender, the Trustee and Landlord, their respective successors and assigns, officers, directors, shareholders, partners, members, affiliates, beneficiaries and employees, harmless from and against any and all causes of actions, suits, demands or judgments of any nature whatsoever, losses, damages, penalties, expenses, fees, claims, costs (including response and remedial costs), and liabilities, including, but not limited to, reasonable attorneys’ fees and costs of litigation, arising out of or in any manner connected with (i) the violation of any Environmental Law with respect to the Leased Premises or any prior ownership of the Leased Premises; (ii) the Release or threatened Release of or failure to remove or otherwise remediate,

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as required by this Paragraph 26, Hazardous Materials from, on or to the Leased Premises or any portion or portions thereof, including any past or current Release and any Release or threatened release during the Initial Term or any Renewal Term, whether or not arising out of or in any manner connected with Tenant’s occupancy of the Leased Premises during the Initial Term or any extension or Renewal Term.
     (c) The Tenant agrees that it will not install any underground or above-ground storage tank at the Leased Premises without specific, prior written approval from the Landlord. The Tenant agrees that it will not store combustible or flammable materials on the Leased Premises except in compliance with all applicable Environmental Laws.
     27. Entry by Landlord. Landlord and its authorized representatives shall have the right upon reasonable notice (which shall be not less than two (2) Business Days except if a shorter notice or no notice is appropriate in light of the circumstances if there is an emergency) to enter the Leased Premises at all reasonable business hours (and at all other times in the event of an emergency), accompanied by a representative of Tenant if Tenant so requests: (a) for the purpose of inspecting the same or for the purpose of doing any work under Paragraph 11(c), and may take all such action thereon as may be necessary or appropriate for any such purpose (but nothing contained in this Lease or otherwise shall create or imply any duty upon the part of Landlord to make any such inspection or do any such work), and (b) for the purpose of showing the Leased Premises to prospective purchasers and mortgagees and, at any time within six (6) months prior to the expiration of the Term of this Lease, for the purpose of showing the same to prospective tenants. No such entry shall constitute an eviction of Tenant, but any such entry shall be done by Landlord in such reasonable manner as to minimize any disruption of Tenant’s business operation.
     28. No Usury. The intention of the parties being to conform strictly to the applicable usury laws, whenever any provision herein provides for payment by Tenant to Landlord of interest at a rate in excess of the legal rate permitted to be charged, such rate herein provided to be paid shall be deemed reduced to such legal rate.
     29. Financial Statements. Tenant shall submit to Landlord and Lenders, either in print or in electronic form, the following financial statements, all of which must be prepared in accordance with generally accepted accounting principles consistently applied: (i) quarterly financial statements for Tenant, within forty-five (45) days after the end of each fiscal quarter of Tenant during the Term, and (ii) annual financial statements for Tenant, audited by an independent certified public accountant, within ninety (90) days after the end of each fiscal year of Tenant during the Term. For as long as Tenant shall be a publicly listed company and is required to file quarterly and annual statements with the SEC, then Tenant shall submit to Landlord and Lenders (in satisfaction of the requirements set forth in the preceding sentence), within ten (10) days of being filed with the SEC, copies of Tenant’s forms 10Q and 10K (it being understood that so long as such forms have been filed with EDGAR, Tenant shall be deemed to have satisfied all of the requirements set forth in the foregoing sentences). In addition, at the times set forth for delivery of financial statements set forth in the first sentence of this Paragraph 29, Tenant shall deliver to Landlord and Lenders an officer’s certificate executed by a responsible officer to the effect that no Event of Default exists as of such date.

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     30. Special Tax Indemnity .
     (a) Tenant hereby represents, warrants and covenants to Landlord as follows: (i) during the Term, Tenant will not construct or install any component, improvement, alteration, or addition on the Leased Premises, without prior written consent from Landlord, if such construction or installation would cause the Leased Premises, or any part thereof, to be “limited use property,” as such term is used in Section 5 of Revenue Procedure 2001-28, (ii) Tenant is not a “tax-exempt entity” within the meaning of Section 168(h)(2) of the Code and will not take any action that would cause the Leased Premises, or any part thereof, to constitute “tax-exempt use property” within the meaning of Section 168(h) of the Code; (iii) neither Tenant nor any Affiliate will claim the Depreciation Deductions or otherwise take the position that it is the owner of the Leased Premises, or any part thereof, for federal income tax purposes; (iv) as of the Commencement Date, the Leased Premises will not require any improvement, modification or addition in order to be rendered complete for its intended use by Tenant; and (v) to the best of Tenant’s knowledge, all written information of a factual nature with respect to the Leased Premises that was provided to Landlord or an appraiser engaged by Landlord to appraise the Leased Premises by or on behalf of Tenant or any Affiliate of Tenant was true and accurate in all material respects as of the date provided to Landlord or such appraiser. Notwithstanding the provisions of clause (iii) above, Tenant may take the position that it is the owner of the Leased Premises for federal income tax purposes if Tenant provides to Landlord an opinion of independent tax counsel that such treatment is required by law, and Landlord consents to such treatment, which consent shall not be unreasonably withheld, or to the extent required as a result of the Internal Revenue Service making a claim or adjustment against Tenant in connection with such tax reporting, and tax counsel (or Tenant’s outside accounting firm) has concluded that such Internal Revenue Service claim or adjustment has a reasonable basis.
     (b) If as a result of an Event of Default, or the misrepresentation of or breach by Tenant of any of the warranties, representations and covenants set forth in clause (a) of this Paragraph 30, the Depreciation Deductions are lost, disallowed, eliminated, reduced, recaptured, compromised, delayed or otherwise made unavailable to Landlord in computing its liability for federal income tax (a “Deduction Loss”), or, if as a result of the occurrence of an Event of Default, Landlord is required to include in its income from this Lease amounts other than Anticipated Lease Income (an “Inclusion”, any Inclusion or Deduction Loss referred to as a “Loss”), subject to clause (c) of this Paragraph 30, Tenant shall make the Tax Indemnity Payment to Landlord in accordance with this Paragraph 30. The “Tax Indemnity Payment” shall be the amount that is required to be paid to Landlord in order to insure that Landlord’s after-tax net return from this Lease (the “Net Return”) will be equal to, but no greater than, the Net Return Lessor expected to receive as of the Commencement Date (the “Expected Net Return”). The amount of the Tax Indemnity Payment shall be computed using the same methodology and assumptions used in computing the Expected Net Return, including without limitation, that the Depreciation Deductions are Landlord’s only tax deductions with respect to this Lease, that Landlord is able to fully utilize the Depreciation Deductions and, in the case of Inclusions, is fully taxable on its net income at the maximum federal income tax rate then in effect for corporations. If Tenant requests that the amount of the Tax Indemnity Payment be verified, Tenant and Landlord shall appoint a mutually acceptable unrelated recognized lease broker or lease advisor (such acceptance not to be unreasonably withheld) to confirm the calculations of the Tax Indemnity Payment. Landlord shall provide such broker or advisor with the

30

methodology and assumptions used in computing the Expected Net Return, as well as all other information utilized by Landlord in computing the Tax Indemnity Payment, provided that such broker or advisor agrees to maintain the confidentiality of such information (including from Tenant) pursuant to a written agreement reasonably acceptable to Landlord. The conclusion of such broker or advisor shall be conclusive and binding on Landlord and Tenant with respect to the related Tax Indemnity Payment. If such broker or advisor concludes that Landlord’s calculation of the Tax Indemnity Payment is correct or is lower than the correct Tax Indemnity Payment, Tenant shall pay for the costs and expenses of such broker or advisor; if such broker or advisor concludes that Landlord’s calculation of the Tax Indemnity Payment is too high, Landlord shall pay the costs and expenses of such broker or advisor.
     (c) Tenant shall pay to Landlord the Tax Indemnity Payment within 30 days of receiving written notice from Landlord describing the Loss and the calculation of the Tax Indemnity Payment; provided, however that Tenant shall not be required to pay the Tax Indemnity Payment with respect to any Loss so long as such Loss is being contested pursuant to this Paragraph 30.
     (d) Landlord shall promptly notify Tenant in writing of any actual or proposed claim, adjustment or other action of any tax authority received by Landlord in writing with respect to which Tenant may be required to provide indemnification under this Paragraph 30 (“Proposed Adjustment”) (but failure of Landlord to so notify Tenant shall not relieve Tenant of its obligations hereunder except to the extent that Tenant’s contest rights hereunder are materially adversely affected). If Tenant shall request in writing within sixty (60) days after Landlord’s notice described above that the Proposed Adjustment be contested (or such shorter period specified in Landlord’s notice as the time period within which Landlord is required by the applicable Governmental Authority to take action), Landlord shall contest the Proposed Adjustment and will not settle any contest thereof without the consent of Tenant, which consent shall not be unreasonably withheld; provided, however, that: (i) prior to taking such action, Tenant shall have furnished Landlord with an opinion of independent tax advisor chosen by Tenant and reasonably acceptable to Landlord, to the effect that Landlord has a reasonable possibility of success in contesting the claim; (ii) prior to taking such action, Tenant shall have (A) acknowledged its obligation to indemnify Landlord hereunder in the event Landlord does not prevail in such contest and (B) agreed to reimburse Landlord promptly on demand (or, if so requested by Landlord, in advance) for all reasonable out-of-pocket costs and expenses that Landlord incurs in connection with contesting such claim, including without limitation reasonable attorneys’ and accountants’ fees and expenses; (iii) no Event of Default shall exist and be continuing; (iv) Landlord shall not be obligated to contest any proposed amount that is less than $100,000; and (v) Landlord shall in all events control the contest, and Tenant shall not have any right to inspect the books and records of Landlord, but shall have reasonable opportunity to review and comment on portions of documentation, protests, memoranda or briefs (which may be redacted portions) relating exclusively to a Proposed Adjustment.
     (e) In the event Landlord pays the tax claimed and then seeks a refund, Landlord may require Tenant to advance funds sufficient to pay the tax that would be indemnified by Tenant hereunder if the refund claim were resolved adversely to Landlord. To the extent the refund claim is successful, the refund received from the taxing authority and attributable to funds advanced by Tenant shall be refunded to Tenant, including any interest actually received and

31

fairly attributable to amounts advanced by Tenant, unless the refund is needed to pay an indemnity. Notwithstanding anything to the contrary in this Paragraph 30, Landlord may at any time decline to take any further action with respect to a Proposed Adjustment or may settle any contest without the consent of Tenant; provided, however, that if Tenant has properly requested such action pursuant to this Paragraph 30, Landlord shall notify Tenant in writing that Landlord waives its right to any indemnity payment by Tenant (other than with respect to the expenses of the contest incurred prior to such notice) that Tenant would otherwise be obligated to pay pursuant to this Paragraph 30 in respect of such adjustment, including any indemnities arising from such adjustment in subsequent years or that would arise by reason of the fact that the subject matter of such adjustment is of a continuing nature. In the case of any such waiver by Landlord of its rights to an indemnity payment from Tenant, Landlord shall return to Tenant any amounts previously paid by Tenant to Landlord for expenses or costs related to the contest (to the extent not yet expended) and, if applicable, any amounts paid by Tenant for taxes with respect to which Landlord has waived its right to an indemnity (plus interest on such tax payment at the rate then applicable under the Code to refunds of federal income taxes).
     (f) For purposes of this Paragraph 30, “Landlord” shall be deemed to include the consolidated Federal taxpayer group of which Landlord is a member.
     (g) If as a result of a Tax Loss for which Tenant has paid an indemnity hereunder, Landlord shall actually realize any federal, state or local income tax savings that it would not have realized but for such Tax Loss (or the event or circumstance giving rise thereto), which tax savings have not previously been taken into account in computing the amount of the Tax Indemnity Payment hereunder, then Landlord shall promptly pay to Tenant an amount equal to the sum of (A) the amount of such tax savings and (B) the amount of any additional federal, state and local income tax savings as a result of any payment made pursuant to this sentence; provided, however, Landlord shall not be required to make any such payment to the extent that the cumulative amount of such payments would exceed the amount of all Tax Indemnity Payment by Tenant to Landlord pursuant to Paragraph 30 with respect to such Tax Loss. If for any reason any tax benefit or savings taken into account in computing the amount of any Tax Indemnity Payment or any payment to the Tenant pursuant to this Paragraph 30, shall be lost or otherwise determined to be unavailable, such loss or unavailability shall be treated as a Loss for which Tenant is required to indemnify the Landlord under this Paragraph 30. Landlord shall act in good faith in filing its returns, dealing with tax authorities and pursuing tax benefits and savings that would, in each case, minimize Tenant’s indemnity obligations hereunder.
     (h) Notwithstanding anything herein to the contrary, the provisions of this Paragraph 30 shall survive the earlier termination of this Lease.
     31. Separability. Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from its obligation to perform the same. If any term or provision of this Lease or the application thereof to any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to person or circumstances other than those as to which it is invalid or

32

unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.
     32. Miscellaneous.
     (a) The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.
     (b) As used in this Lease the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (i) “including” shall mean “including but not limited to”; (ii) “provisions” shall mean “provisions, terms, agreements, covenants and/or conditions”; (iii) “lien” shall mean “lien, charge, encumbrance; title retention agreement, pledge, security interest, mortgage and/or deed of trust”; and (iv) “obligation” shall mean “obligation, duty, agreement, liability, covenant or condition”.
     (c) Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Any act which Tenant is required to perform under this Lease shall be performed at Tenant’s sole cost and expense.
     (d) This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought and with the written consent of the Lenders.
     (e) The covenants of this Lease shall run with the Land and bind Tenant, the successors and assigns of Tenant and all present and subsequent encumbrances and subtenants of any of the Leased Premises, and shall inure to the benefit of and bind Landlord, its successors and assigns.
     (f) This Lease may be simultaneously executed in several counterparts, each of which when so executed and delivered shall constitute an original, fully enforceable counterpart for all purposes.
     (g) This Lease shall be governed by and construed according to the laws of the State in which the Leased Premises is located.
     (h) This Lease and the Lease Guaranty embody the entire agreement and understanding between Tenant and Landlord with respect to the transactions contemplated hereby and supersede all other agreements and understandings between Tenant and Landlord with respect to the subject matter thereof. This Lease and the Lease Guaranty represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of Tenant and Landlord or any coursed of prior dealings. There are no unwritten oral agreements between the parties.
     (i) Tenant acknowledges and agrees that Landlord has agreed with the Lenders that Landlord will not consent to any matter hereunder that requires Landlord’s consent without obtaining the Lenders’ prior written consent thereto; Tenant agrees that Landlord shall not be

33

deemed to have unreasonably withheld, conditioned or delayed its consent with respect to any matter if the Lenders do not provide their consent to such matter.

34

     IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed under seal as of the day and year first above written.

LANDLORD:

ONB ONE MAIN LANDLORD, LLC, a Delaware limited liability company

By:	SunTrust Equity Funding, LLC, as Sole Member and Manager

By:	/s/ R. Todd Shutley
Name: R. Todd Shutley Title: Senior Vice President and Manager

TENANT:

OLD NATIONAL BANK, a national banking association

By:	/s/ Christopher A. Wolking
Name: Christopher A. Wolking Title: Executive Vice President and Chief Financial Officer
LEASE AGREEMENT - ONE MAIN

S-1

EXHIBIT A
LEGAL DESCRIPTION
PARCEL A:
All of Lots Fifty-seven (57), Fifty-eight (58) and Sixty (60) in the Original Plan of the City of Evansville, as per plat thereof, recorded in Record B, pages 207 and 208, and as per corrected plat recorded in Plat Book A, pages 123 and 124, and transcribed of record in Plat Book E, pages 4 and 5, in the Office of the Recorder of Vanderburgh County, Indiana.
Also, all of Lot Fifty-nine (59) in the Original Plan of the City of Evansville, according to the recorded plat thereof, recorded in Record B, pages 207 and 208, and as per corrected plat recorded in Plat Book A, pages 123 and 124, and transcribed of record in Plat Book E, pages 4 and 5, in the Office of the Recorder of Vanderburgh County, Indiana, including, but not limited to, Lots One (1) thru Seven (7), inclusively, in William M. Walker’s Subdivision of Lot Fifty-nine (59), as per plat thereof, recorded in Deed Record E, pages 273 and 274, and transcribed of record in Plat Book A, pages 134 and 135, and re-transcribed of record in Plat Book E, pages 148 and 149, in the Office of the Recorder of Vanderburgh County, Indiana.
Also, all of the public alleys and walkways vacated August 22, 1969, by Final Resolution No. 8-1969 in Vacation Record 6, page 16, in the Office of the Recorder of Vanderburgh County, Indiana lying within the Southerly line of Second Street, the Easterly line of Main Street, the Northerly line of First Street and the Westerly line of Locust Street.
Also, all that part of vacated Southeast First Street vacated by Ordinance No. G-99-10 recorded May 26, 1999 in Deed Drawer 12, Card 6835, in the Office of the Recorder of Vanderburgh County, Indiana, more particularly described as follows:
Part of Southeast First Street located between the Northwest right-of-way line of Locust Street and the Southeast right-of-way of Main Street being more particularly described as follows:
Commencing at the East corner of Lot Forty (40) in the Original Plan of the City of Evansville, as per plat thereof, recorded in Deed Record B, pages 207 and 208, and transcribed of record in Plat Book A, pages 123 and 124, and retranscribed of record in Plat Book E, pages 4 and 5, in the Office of the Recorder of Vanderburgh County, Indiana; thence North 57 Degrees 32 Minutes 21 Seconds East a distance of Thirty (30) feet to the centerline of Southeast First Street and being the true point of beginning; thence along the centerline of said street, North 32 Degrees 25 Minutes 34 Seconds West a distance of Two Hundred Ninety-nine and Eighty-one Hundredths (299.81) feet; thence North 57 Degrees 33 Minutes 52 Seconds East a distance of Thirty (30) feet to the West corner of Lot Fifty-nine (59) in said “Original Plan”; thence along the Southeast line of Lots Fifty-nine (59), Fifty-eight (58), and Fifty-seven (57) in said “Original Plan” South 32 Degrees 25 Minutes 34 Seconds East a distance of Two Hundred Ninety-Nine and Eighty-one Hundredths (299.81) feet; thence South 57 Degrees 32 Minutes 21 Seconds West a distance of Thirty (30) feet to the true point of beginning.

PARCEL B:
Lots Ten (10), Eleven (11), Twelve (12), Thirty-seven (37), Thirty-nine (39) and Forty (40) and part of Lots Nine (9) and Thirty-eight (38) in the Original Plan of the City of Evansville, as per plat thereof, recorded in Deed Record B, pages 207 and 208, and transcribed of record in Plat Book A, pages 123 and 124, and retranscribed of record in Plat Book E, pages 4 and 5, in the Office of the Recorder of Vanderburgh County, Indiana, and also the 12 foot alleys vacated by the Board of Public Works on August 14, 1970 in Declaratory Resolution No. 7-1970, more particularly described as follows:
Commencing at a 1/2-inch iron rod at the intersection of Locust Street and Southeast First Street; thence along the centerline of Southeast First Street North 32 Degrees 25 Minutes 34 Seconds West a distance of Thirty (30) feet; thence along the extended Northwest Thirty (30) foot right-of-way of Locust Street South 57 Degrees 29 Minutes 23 Seconds West a distance of Thirty (30) feet to the Easternmost corner of said Lot Forty (40) and being the true point of beginning; thence continue along the Northwest Thirty (30) foot right-of-way of Locust Street South 57 Degrees 29 Minutes 23 Seconds West a distance of Two Hundred Ninety-seven and Thirty-one Hundredths (297.31) feet to a point located a distance of Fourteen and Eighty-nine Hundredths (14.89) feet from the Southernmost corner of said Lot Nine (9); thence North 77 Degrees 27 minutes 57 Seconds West a distance of Twenty-one and Four Hundredths (21.04) feet to the Northeast Seventy-two (72) foot right-of-way of Riverside Drive and also being a distance of Fourteen and Eighty-nine Hundredths (14.89) feet from the Southernmost corner of said Lot Nine (9); thence along the Seventy-two (72) foot right-of way of Riverside Drive North 32 Degrees 25 minutes 17 seconds West a distance of Two Hundred Eighty-five an Twenty-seven Hundredths (285.27) feet to the Westernmost corner of said Lot Twelve (12); thence along the Southeast Thirty-eight (38) foot right-of way of Main Street North 57 Degrees 33 Minutes 09 Seconds East a distance of Two Hundred Sixty-eight and Seven Hundredths (268.07) feet to a point located a distance of Forty-four and Eleven Hundredths (44.11) feet from the Northernmost corner of said Lot Thirty-eight (38); thence North 77 Degrees 13 minutes 38 Seconds East a distance of Forty-six and Eighty-four Hundredth (46.84) feet to the Southwest Thirty (30) foot right-of-way of Southeast First Street and being a distance of Fifteen and Seventy-seven Hundredths (15.77) feet from the Northernmost corner of said Lot Thirty eight (38); thence along the Southwest Thirty (30) foot right-of-way of Southeast First Street South 32 Degrees 25 Minutes 34 Seconds East a distance of Two Hundred Eighty-four and Five Hundredths (284.05) feet to the true point of beginning.
Also, that portion of vacated Southeast First Street attaching to the above described real estate resulting from Vacation Ordinance G-99-10 adopted by the Common Council of the City of Evansville on May 24, 1999 and recorded May 26, 1999 in Deed Drawer 12, Card 6835, in the Office of the Recorder of Vanderburgh County, Indiana.

EXHIBIT B
BASIC RENT
Basic Rent for each Basic Rent Payment Date (i) during the period from the date of this Lease until December 31, 2029 shall be $479,419.35, (ii) during the period from January 1, 2030 until December 31, 2031 shall be $0 and (iii) during first Renewal Term shall be 110% of the amount set forth in clause (i) and (iv) during any subsequent Renewal Term shall be 110% of the amount of Basic Rent for the immediately preceding Renewal Term.

SCHEDULE A
TERMINATION VALUE SCHEDULE

		Termination
Date	Period	Value
12/15/2006	stub	$79,771,503
1/1/2007	1	$79,676,598
2/1/2007	2	$79,581,693
3/1/2007	3	$79,486,788
4/1/2007	4	$79,391,883
5/1/2007	5	$79,296,978
6/1/2007	6	$79,202,072
7/1/2007	7	$79,107,167
8/1/2007	8	$79,012,262
9/1/2007	9	$78,917,357
10/1/2007	10	$78,822,452
11/1/2007	11	$78,727,547
12/1/2007	12	$78,632,642
1/1/2008	13	$78,537,736
2/1/2008	14	$78,442,831
3/1/2008	15	$78,347,926
4/1/2008	16	$78,253,021
5/1/2008	17	$78,158,116
6/1/2008	18	$78,063,211
7/1/2008	19	$77,968,305
8/1/2008	20	$77,873,400
9/1/2008	21	$77,778,495
10/1/2008	22	$77,683,590
11/1/2008	23	$77,588,685
12/1/2008	24	$77,493,780
1/1/2009	25	$77,398,874
2/1/2009	26	$77,303,969
3/1/2009	27	$77,209,064
4/1/2009	28	$77,114,159
5/1/2009	29	$77,019,254
6/1/2009	30	$76,924,349
7/1/2009	31	$76,829,443
8/1/2009	32	$76,734,538
9/1/2009	33	$76,639,633
10/1/2009	34	$76,544,728
11/1/2009	35	$76,449,823
12/1/2009	36	$76,354,918
1/1/2010	37	$76,260,012
2/1/2010	38	$76,165,107
3/1/2010	39	$76,070,202
4/1/2010	40	$75,975,297
5/1/2010	41	$75,880,392
6/1/2010	42	$75,785,487
7/1/2010	43	$75,690,581
8/1/2010	44	$75,595,676
9/1/2010	45	$75,500,771
10/1/2010	46	$75,405,866
11/1/2010	47	$75,310,961
12/1/2010	48	$75,216,056
1/1/2011	49	$75,121,150
2/1/2011	50	$75,026,245
3/1/2011	51	$74,931,340
4/1/2011	52	$74,836,435
5/1/2011	53	$74,741,530
6/1/2011	54	$74,646,625
7/1/2011	55	$74,551,719
8/1/2011	56	$74,456,814
9/1/2011	57	$74,361,909
10/1/2011	58	$74,267,004
11/1/2011	59	$74,172,099
12/1/2011	60	$74,077,194
1/1/2012	61	$73,982,288
2/1/2012	62	$73,887,383
3/1/2012	63	$73,792,478
4/1/2012	64	$73,697,573
5/1/2012	65	$73,602,668
6/1/2012	66	$73,507,763
7/1/2012	67	$73,412,857
8/1/2012	68	$73,317,952
9/1/2012	69	$73,223,047
10/1/2012	70	$73,128,142
11/1/2012	71	$73,033,237
12/1/2012	72	$72,938,332
1/1/2013	73	$72,843,426
2/1/2013	74	$72,748,521
3/1/2013	75	$72,653,616
4/1/2013	76	$72,558,711
5/1/2013	77	$72,463,806
6/1/2013	78	$72,368,901
7/1/2013	79	$72,273,995
8/1/2013	80	$72,179,090
9/1/2013	81	$72,084,185
10/1/2013	82	$71,989,280
11/1/2013	83	$71,894,375
12/1/2013	84	$71,799,470
1/1/2014	85	$71,704,564
2/1/2014	86	$71,609,659
3/1/2014	87	$71,514,754
4/1/2014	88	$71,419,849
5/1/2014	89	$71,324,944
6/1/2014	90	$71,230,039
7/1/2014	91	$71,135,133
8/1/2014	92	$71,040,228
9/1/2014	93	$70,945,323
10/1/2014	94	$70,850,418
11/1/2014	95	$70,755,513
12/1/2014	96	$70,660,608
1/1/2015	97	$70,565,702
2/1/2015	98	$70,470,797
3/1/2015	99	$70,375,892
4/1/2015	100	$70,280,987
5/1/2015	101	$70,186,082
6/1/2015	102	$70,091,177
7/1/2015	103	$69,996,271
8/1/2015	104	$69,901,366
9/1/2015	105	$69,806,461
10/1/2015	106	$69,711,556
11/1/2015	107	$69,616,651
12/1/2015	108	$69,521,746
1/1/2016	109	$69,426,840
2/1/2016	110	$69,331,935
3/1/2016	111	$69,237,030
4/1/2016	112	$69,142,125
5/1/2016	113	$69,047,220
6/1/2016	114	$68,952,315
7/1/2016	115	$68,857,409
8/1/2016	116	$68,762,504
9/1/2016	117	$68,667,599
10/1/2016	118	$68,572,694
11/1/2016	119	$68,477,789
12/1/2016	120	$68,382,884

A-1

		Termination
Date	Period	Value
1/1/2017	121	$68,287,979
2/1/2017	122	$68,193,073
3/1/2017	123	$68,098,168
4/1/2017	124	$68,003,263
5/1/2017	125	$67,908,358
6/1/2017	126	$67,813,453
7/1/2017	127	$67,718,548
8/1/2017	128	$67,623,642
9/1/2017	129	$67,528,737
10/1/2017	130	$67,433,832
11/1/2017	131	$67,338,927
12/1/2017	132	$67,244,022
1/1/2018	133	$67,149,117
2/1/2018	134	$67,054,211
3/1/2018	135	$66,959,306
4/1/2018	136	$66,864,401
5/1/2018	137	$66,769,496
6/1/2018	138	$66,674,591
7/1/2018	139	$66,579,686
8/1/2018	140	$66,484,780
9/1/2018	141	$66,389,875
10/1/2018	142	$66,294,970
11/1/2018	143	$66,200,065
12/1/2018	144	$66,105,160
1/1/2019	145	$66,010,255
2/1/2019	146	$65,915,349
3/1/2019	147	$65,820,444
4/1/2019	148	$65,725,539
5/1/2019	149	$65,630,634
6/1/2019	150	$65,535,729
7/1/2019	151	$65,440,824
8/1/2019	152	$65,345,918
9/1/2019	153	$65,251,013
10/1/2019	154	$65,156,108
11/1/2019	155	$65,061,203
12/1/2019	156	$64,966,298
1/1/2020	157	$64,871,393
2/1/2020	158	$64,776,487
3/1/2020	159	$64,681,582
4/1/2020	160	$64,586,677
5/1/2020	161	$64,491,772
6/1/2020	162	$64,396,867
7/1/2020	163	$64,301,962
8/1/2020	164	$64,207,056
9/1/2020	165	$64,112,151
10/1/2020	166	$64,017,246
11/1/2020	167	$63,922,341
12/1/2020	168	$63,827,436
1/1/2021	169	$63,732,531
2/1/2021	170	$63,637,625
3/1/2021	171	$63,542,720
4/1/2021	172	$63,447,815
5/1/2021	173	$63,352,910
6/1/2021	174	$63,258,005
7/1/2021	175	$63,163,100
8/1/2021	176	$63,068,194
9/1/2021	177	$62,973,289
10/1/2021	178	$62,878,384
11/1/2021	179	$62,783,479
12/1/2021	180	$62,688,574
1/1/2022	181	$62,593,669
2/1/2022	182	$62,498,763
3/1/2022	183	$62,403,858
4/1/2022	184	$62,308,953
5/1/2022	185	$62,214,048
6/1/2022	186	$62,119,143
7/1/2022	187	$62,024,238
8/1/2022	188	$61,929,332
9/1/2022	189	$61,834,427
10/1/2022	190	$61,739,522
11/1/2022	191	$61,644,617
12/1/2022	192	$61,549,712
1/1/2023	193	$61,454,807
2/1/2023	194	$61,359,901
3/1/2023	195	$61,264,996
4/1/2023	196	$61,170,091
5/1/2023	197	$61,075,186
6/1/2023	198	$60,980,281
7/1/2023	199	$60,885,376
8/1/2023	200	$60,790,470
9/1/2023	201	$60,695,565
10/1/2023	202	$60,600,660
11/1/2023	203	$60,505,755
12/1/2023	204	$60,410,850
1/1/2024	205	$60,315,945
2/1/2024	206	$60,221,039
3/1/2024	207	$60,126,134
4/1/2024	208	$60,031,229
5/1/2024	209	$59,936,324
6/1/2024	210	$59,841,419
7/1/2024	211	$59,746,514
8/1/2024	212	$59,651,608
9/1/2024	213	$59,556,703
10/1/2024	214	$59,461,798
11/1/2024	215	$59,366,893
12/1/2024	216	$59,271,988
1/1/2025	217	$59,177,083
2/1/2025	218	$59,082,177
3/1/2025	219	$58,987,272
4/1/2025	220	$58,892,367
5/1/2025	221	$58,797,462
6/1/2025	222	$58,702,557
7/1/2025	223	$58,607,652
8/1/2025	224	$58,512,746
9/1/2025	225	$58,417,841
10/1/2025	226	$58,322,936
11/1/2025	227	$58,228,031
12/1/2025	228	$58,133,126
1/1/2026	229	$58,038,221
2/1/2026	230	$57,943,315
3/1/2026	231	$57,848,410
4/1/2026	232	$57,753,505
5/1/2026	233	$57,658,600
6/1/2026	234	$57,563,695
7/1/2026	235	$57,468,790
8/1/2026	236	$57,373,885
9/1/2026	237	$57,278,979
10/1/2026	238	$57,184,074
11/1/2026	239	$57,089,169
12/1/2026	240	$56,994,264

A-2

		Termination
Date	Period	Value
1/1/2027	241	$56,899,359
2/1/2027	242	$56,804,454
3/1/2027	243	$56,709,548
4/1/2027	244	$56,614,643
5/1/2027	245	$56,519,738
6/1/2027	246	$56,424,833
7/1/2027	247	$56,329,928
8/1/2027	248	$56,235,023
9/1/2027	249	$56,140,117
10/1/2027	250	$56,045,212

A-3

		Termination
Date	Period	Value
11/1/2027	251	$55,950,307
12/1/2027	252	$55,855,402
1/1/2028	253	$55,760,497
2/1/2028	254	$55,665,592
3/1/2028	255	$55,570,686
4/1/2028	256	$55,475,781
5/1/2028	257	$55,380,876
6/1/2028	258	$55,285,971
7/1/2028	259	$55,191,066
8/1/2028	260	$55,096,161
9/1/2028	261	$55,001,255
10/1/2028	262	$54,906,350
11/1/2028	263	$54,811,445
12/1/2028	264	$54,716,540
1/1/2029	265	$54,621,635
2/1/2029	266	$54,526,730
3/1/2029	267	$54,431,824
4/1/2029	268	$54,336,919
5/1/2029	269	$54,242,014
6/1/2029	270	$54,147,109
7/1/2029	271	$54,052,204
8/1/2029	272	$53,957,299
9/1/2029	273	$53,862,393
10/1/2029	274	$53,767,488
11/1/2029	275	$53,672,583
12/1/2029	276	$53,577,678
1/1/2030	277	$53,482,773
2/1/2030	278	$53,387,868
3/1/2030	279	$53,292,962
4/1/2030	280	$53,198,057
5/1/2030	281	$53,103,152
6/1/2030	282	$53,008,247
7/1/2030	283	$52,913,342
8/1/2030	284	$52,818,437
9/1/2030	285	$52,723,531
10/1/2030	286	$52,628,626
11/1/2030	287	$52,533,721
12/1/2030	288	$52,438,816
1/1/2031	289	$52,343,911
2/1/2031	290	$52,249,006
3/1/2031	291	$52,154,100
4/1/2031	292	$52,059,195
5/1/2031	293	$51,964,290
6/1/2031	294	$51,869,385
7/1/2031	295	$51,774,480
8/1/2031	296	$51,679,575
9/1/2031	297	$51,584,669
10/1/2031	298	$51,489,764
11/1/2031	299	$51,394,859
12/1/2031	300	$51,299,954

A-4

SCHEDULE B
PERMITTED ENCUMBRANCES
See Attached

SCHEDULE C
ALLOCATED RENT SCHEDULE

	Rent						Deductions
	Payment Per		Accrued			Sect 467 Rent	(Per Lease
Month	Lease	Rent Allocated	Rent	Current Interest	Sect 467 Loan	& Int	Year)

1	479,419.35	396,959.22	427,465.94	—	(51,953.41)	427,465.94
2	479,419.35	396,959.22	427,465.94	(228.12)	(104,134.94)	427,237.82
3	479,419.35	396,959.22	427,465.94	(457.24)	(156,545.59)	427,008.70
4	479,419.35	396,959.22	427,465.94	(687.37)	(209,186.37)	426,778.58
5	479,419.35	396,959.22	427,465.94	(918.50)	(262,058.29)	426,547.44
6	479,419.35	396,959.22	427,465.94	(1,150.65)	(315,162.35)	426,315.29
7	479,419.35	396,959.22	427,465.94	(1,383.83)	(368,499.59)	426,082.12
8	479,419.35	396,959.22	427,465.94	(1,618.02)	(422,071.02)	425,847.92
9	479,419.35	396,959.22	427,465.94	(1,853.24)	(475,877.68)	425,612.70
10	479,419.35	396,959.22	427,465.94	(2,089.50)	(529,920.59)	425,376.44
11	479,419.35	396,959.22	427,465.94	(2,326.79)	(584,200.80)	425,139.15
12	479,419.35	396,959.22	427,465.94	(2,565.13)	(638,719.34)	424,900.81	5,114,312.90
13	479,419.35	396,959.22	427,465.94	(2,804.51)	(693,477.26)	424,661.43
14	479,419.35	396,959.22	427,465.94	(3,044.94)	(748,475.61)	424,421.00
15	479,419.35	396,959.22	427,465.94	(3,286.43)	(803,715.46)	424,179.51
16	479,419.35	396,959.22	427,465.94	(3,528.98)	(859,197.85)	423,936.96
17	479,419.35	396,959.22	427,465.94	(3,772.59)	(914,923.86)	423,693.35
18	479,419.35	396,959.22	427,465.94	(4,017.28)	(970,894.55)	423,448.66
19	479,419.35	396,959.22	427,465.94	(4,263.04)	(1,027,111.00)	423,202.91
20	479,419.35	396,959.22	427,465.94	(4,509.87)	(1,083,574.28)	422,956.07
21	479,419.35	396,959.22	427,465.94	(4,757.79)	(1,140,285.49)	422,708.15
22	479,419.35	396,959.22	427,465.94	(5,006.80)	(1,197,245.70)	422,459.14
23	479,419.35	396,959.22	427,465.94	(5,256.91)	(1,254,456.02)	422,209.03

	Rent						Deductions
	Payment Per		Accrued			Sect 467 Rent	(Per Lease
Month	Lease	Rent Allocated	Rent	Current Interest	Sect 467 Loan	& Int	Year)

24	479,419.35	396,959.22	427,465.94	(5,508.11)	(1,311,917.54)	421,957.83	5,079,834.04
25	479,419.35	396,959.22	427,465.94	(5,760.41)	(1,369,631.36)	421,705.53
26	479,419.35	396,959.22	427,465.94	(6,013.82)	(1,427,598.60)	421,452.12
27	479,419.35	396,959.22	427,465.94	(6,268.35)	(1,485,820.36)	421,197.59
28	479,419.35	396,959.22	427,465.94	(6,523.99)	(1,544,297.76)	420,941.95
29	479,419.35	396,959.22	427,465.94	(6,780.75)	(1,603,031.93)	420,685.19
30	479,419.35	396,959.22	427,465.94	(7,038.65)	(1,662,023.98)	420,427.30
31	479,419.35	396,959.22	427,465.94	(7,297.67)	(1,721,275.07)	420,168.27
32	479,419.35	396,959.22	427,465.94	(7,557.83)	(1,780,786.31)	419,908.11
33	479,419.35	396,959.22	427,465.94	(7,819.14)	(1,840,558.86)	419,646.81
34	479,419.35	396,959.22	427,465.94	(8,081.59)	(1,900,593.86)	419,384.35
35	479,419.35	396,959.22	427,465.94	(8,345.19)	(1,960,892.46)	419,120.75
36	479,419.35	396,959.22	427,465.94	(8,609.95)	(2,021,455.83)	418,855.99	5,043,493.96
37	479,419.35	396,959.22	427,465.94	(8,875.88)	(2,082,285.11)	418,590.07
38	479,419.35	396,959.22	427,465.94	(9,142.97)	(2,143,381.49)	418,322.97
39	479,419.35	396,959.22	427,465.94	(9,411.23)	(2,204,746.14)	418,054.71
40	479,419.35	396,959.22	427,465.94	(9,680.67)	(2,266,380.22)	417,785.27
41	479,419.35	396,959.22	427,465.94	(9,951.30)	(2,328,284.93)	417,514.64
42	479,419.35	396,959.22	427,465.94	(10,223.11)	(2,390,461.45)	417,242.83
43	479,419.35	396,959.22	427,465.94	(10,496.12)	(2,452,910.98)	416,969.82
44	479,419.35	396,959.22	427,465.94	(10,770.32)	(2,515,634.72)	416,695.62
45	479,419.35	396,959.22	427,465.94	(11,045.73)	(2,578,633.86)	416,420.21
46	479,419.35	396,959.22	427,465.94	(11,322.35)	(2,641,909.63)	416,143.59
47	479,419.35	396,959.22	427,465.94	(11,600.18)	(2,705,463.22)	415,865.76
48	479,419.35	396,959.22	427,465.94	(11,879.24)	(2,769,295.87)	415,586.70	5,005,192.19
49	479,419.35	396,959.22	427,465.94	(12,159.52)	(2,833,408.80)	415,306.42
50	479,419.35	396,959.22	427,465.94	(12,441.03)	(2,897,803.24)	415,024.92
51	479,419.35	396,959.22	427,465.94	(12,723.77)	(2,962,480.42)	414,742.17

	Rent						Deductions
	Payment Per		Accrued			Sect 467 Rent	(Per Lease
Month	Lease	Rent Allocated	Rent	Current Interest	Sect 467 Loan	& Int	Year)

52	479,419.35	396,959.22	427,465.94	(13,007.76)	(3,027,441.59)	414,458.18
53	479,419.35	396,959.22	427,465.94	(13,292.99)	(3,092,688.00)	414,172.95
54	479,419.35	396,959.22	427,465.94	(13,579.48)	(3,158,220.89)	413,886.46
55	479,419.35	396,959.22	427,465.94	(13,867.22)	(3,224,041.52)	413,598.72
56	479,419.35	396,959.22	427,465.94	(14,156.23)	(3,290,151.16)	413,309.71
57	479,419.35	396,959.22	427,465.94	(14,446.51)	(3,356,551.08)	413,019.44
58	479,419.35	396,959.22	427,465.94	(14,738.06)	(3,423,242.55)	412,727.88
59	479,419.35	396,959.22	427,465.94	(15,030.89)	(3,490,226.85)	412,435.05
60	479,419.35	396,959.22	427,465.94	(15,325.00)	(3,557,505.26)	412,140.94	4,964,822.85
61	479,419.35	396,959.22	427,465.94	(15,620.41)	(3,625,079.09)	411,845.53
62	479,419.35	396,959.22	427,465.94	(15,917.12)	(3,692,949.62)	411,548.82
63	479,419.35	396,959.22	427,465.94	(16,215.13)	(3,761,118.16)	411,250.81
64	479,419.35	396,959.22	427,465.94	(16,514.44)	(3,829,586.01)	410,951.50
65	479,419.35	396,959.22	427,465.94	(16,815.07)	(3,898,354.50)	410,650.87
66	479,419.35	396,959.22	427,465.94	(17,117.02)	(3,967,424.94)	410,348.92
67	479,419.35	396,959.22	427,465.94	(17,420.30)	(4,036,798.65)	410,045.64
68	479,419.35	396,959.22	427,465.94	(17,724.91)	(4,106,476.97)	409,741.03
69	479,419.35	396,959.22	427,465.94	(18,030.86)	(4,176,461.24)	409,435.09
70	479,419.35	396,959.22	427,465.94	(18,338.15)	(4,246,752.80)	409,127.80
71	479,419.35	396,959.22	427,465.94	(18,646.78)	(4,317,352.99)	408,819.16
72	479,419.35	396,959.22	427,465.94	(18,956.78)	(4,388,263.18)	408,509.16	4,922,274.32
73	479,419.35	396,959.22	427,465.94	(19,268.13)	(4,459,484.73)	408,197.81
74	479,419.35	396,959.22	427,465.94	(19,580.85)	(4,531,018.99)	407,885.09
75	479,419.35	396,959.22	427,465.94	(19,894.95)	(4,602,867.35)	407,570.99
76	479,419.35	396,959.22	427,465.94	(20,210.42)	(4,675,031.19)	407,255.52
77	479,419.35	396,959.22	427,465.94	(20,527.28)	(4,747,511.89)	406,938.66
78	479,419.35	396,959.22	427,465.94	(20,845.53)	(4,820,310.83)	406,620.41
79	479,419.35	396,959.22	427,465.94	(21,165.18)	(4,893,429.42)	406,300.76

	Rent						Deductions
	Payment Per		Accrued			Sect 467 Rent	(Per Lease
Month	Lease	Rent Allocated	Rent	Current Interest	Sect 467 Loan	& Int	Year)

80	479,419.35	396,959.22	427,465.94	(21,486.23)	(4,966,869.07)	405,979.71
81	479,419.35	396,959.22	427,465.94	(21,808.69)	(5,040,631.18)	405,657.25
82	479,419.35	396,959.22	427,465.94	(22,132.57)	(5,114,717.16)	405,333.37
83	479,419.35	396,959.22	427,465.94	(22,457.87)	(5,189,128.44)	405,008.07
84	479,419.35	396,959.22	427,465.94	(22,784.60)	(5,263,866.45)	404,681.34	4,877,428.97
85	479,419.35	396,959.22	427,465.94	(23,112.76)	(5,338,932.62)	404,353.18
86	479,419.35	396,959.22	427,465.94	(23,442.36)	(5,414,328.40)	404,023.58
87	479,419.35	396,959.22	427,465.94	(23,773.41)	(5,490,055.23)	403,692.53
88	479,419.35	396,959.22	427,465.94	(24,105.92)	(5,566,114.56)	403,360.02
89	479,419.35	396,959.22	427,465.94	(24,439.88)	(5,642,507.85)	403,026.06
90	479,419.35	396,959.22	427,465.94	(24,775.31)	(5,719,236.57)	402,690.63
91	479,419.35	396,959.22	427,465.94	(25,112.21)	(5,796,302.20)	402,353.73
92	479,419.35	396,959.22	427,465.94	(25,450.60)	(5,873,706.21)	402,015.34
93	479,419.35	396,959.22	427,465.94	(25,790.47)	(5,951,450.09)	401,675.48
94	479,419.35	396,959.22	427,465.94	(26,131.83)	(6,029,535.32)	401,334.12
95	479,419.35	396,959.22	427,465.94	(26,474.68)	(6,107,963.42)	400,991.26
96	479,419.35	396,959.22	427,465.94	(26,819.05)	(6,186,735.88)	400,646.89	4,830,162.81
97	479,419.35	396,959.22	427,465.94	(27,164.93)	(6,265,854.22)	400,301.02
98	479,419.35	396,959.22	427,465.94	(27,512.32)	(6,345,319.95)	399,953.62
99	479,419.35	396,959.22	427,465.94	(27,861.24)	(6,425,134.61)	399,604.70
100	479,419.35	396,959.22	427,465.94	(28,211.70)	(6,505,299.72)	399,254.25
101	479,419.35	396,959.22	427,465.94	(28,563.69)	(6,585,816.81)	398,902.25
102	479,419.35	396,959.22	427,465.94	(28,917.22)	(6,666,687.45)	398,548.72
103	479,419.35	396,959.22	427,465.94	(29,272.31)	(6,747,913.18)	398,193.63
104	479,419.35	396,959.22	427,465.94	(29,628.96)	(6,829,495.55)	397,836.98
105	479,419.35	396,959.22	427,465.94	(29,987.18)	(6,911,436.14)	397,478.76
106	479,419.35	396,959.22	427,465.94	(30,346.96)	(6,993,736.52)	397,118.98
107	479,419.35	396,959.22	427,465.94	(30,708.33)	(7,076,398.26)	396,757.61

	Rent						Deductions
	Payment Per		Accrued			Sect 467 Rent	(Per Lease
Month	Lease	Rent Allocated	Rent	Current Interest	Sect 467 Loan	& Int	Year)

108	479,419.35	396,959.22	427,465.94	(31,071.29)	(7,159,422.96)	396,394.66	4,780,345.17
109	479,419.35	396,959.22	427,465.94	(31,435.83)	(7,242,812.20)	396,030.11
110	479,419.35	396,959.22	427,465.94	(31,801.98)	(7,326,567.59)	395,663.96
111	479,419.35	396,959.22	427,465.94	(32,169.74)	(7,410,690.74)	395,296.20
112	479,419.35	396,959.22	427,465.94	(32,539.11)	(7,495,183.26)	394,926.83
113	479,419.35	396,959.22	427,465.94	(32,910.10)	(7,580,046.78)	394,555.84
114	479,419.35	396,959.22	427,465.94	(33,282.72)	(7,665,282.91)	394,183.22
115	479,419.35	396,959.22	427,465.94	(33,656.98)	(7,750,893.30)	393,808.96
116	479,419.35	396,959.22	427,465.94	(34,032.88)	(7,836,879.60)	393,433.06
117	479,419.35	396,959.22	427,465.94	(34,410.43)	(7,923,243.44)	393,055.51
118	479,419.35	396,959.22	427,465.94	(34,789.64)	(8,009,986.49)	392,676.30
119	479,419.35	396,959.22	427,465.94	(35,170.52)	(8,097,110.42)	392,295.43
120	479,419.35	396,959.22	427,465.94	(35,553.06)	(8,184,616.90)	391,912.88	4,727,838.30
121	479,419.35	396,959.22	427,465.94	(35,937.29)	(8,272,507.60)	391,528.65
122	479,419.35	396,959.22	427,465.94	(36,323.20)	(8,360,784.21)	391,142.74
123	479,419.35	396,959.22	427,465.94	(36,710.81)	(8,449,448.43)	390,755.13
124	479,419.35	396,959.22	427,465.94	(37,100.12)	(8,538,501.96)	390,365.82
125	479,419.35	396,959.22	427,465.94	(37,491.14)	(8,627,946.52)	389,974.80
126	479,419.35	396,959.22	427,465.94	(37,883.88)	(8,717,783.80)	389,582.07
127	479,419.35	396,959.22	427,465.94	(38,278.34)	(8,808,015.55)	389,187.61
128	479,419.35	396,959.22	427,465.94	(38,674.53)	(8,898,643.49)	388,791.41
129	479,419.35	396,959.22	427,465.94	(39,072.46)	(8,989,669.36)	388,393.48
130	479,419.35	396,959.22	427,465.94	(39,472.14)	(9,081,094.92)	387,993.80
131	479,419.35	396,959.22	427,465.94	(39,873.57)	(9,172,921.90)	387,592.37
132	479,419.35	396,959.22	427,465.94	(40,276.77)	(9,265,152.09)	387,189.17	4,672,497.05
133	479,419.35	396,959.22	427,465.94	(40,681.74)	(9,357,787.24)	386,784.20
134	479,419.35	396,959.22	427,465.94	(41,088.48)	(9,450,829.13)	386,377.46
135	479,419.35	396,959.22	427,465.94	(41,497.02)	(9,544,279.56)	385,968.93

	Rent						Deductions
	Payment Per		Accrued			Sect 467 Rent	(Per Lease
Month	Lease	Rent Allocated	Rent	Current Interest	Sect 467 Loan	& Int	Year)

136	479,419.35	396,959.22	427,465.94	(41,907.34)	(9,638,140.31)	385,558.60
137	479,419.35	396,959.22	427,465.94	(42,319.47)	(9,732,413.19)	385,146.47
138	479,419.35	396,959.22	427,465.94	(42,733.40)	(9,827,100.01)	384,732.54
139	479,419.35	396,959.22	427,465.94	(43,149.16)	(9,922,202.58)	384,316.78
140	479,419.35	396,959.22	427,465.94	(43,566.74)	(10,017,722.73)	383,899.20
141	479,419.35	396,959.22	427,465.94	(43,986.15)	(10,113,662.29)	383,479.79
142	479,419.35	396,959.22	427,465.94	(44,407.41)	(10,210,023.11)	383,058.54
143	479,419.35	396,959.22	427,465.94	(44,830.51)	(10,306,807.03)	382,635.43
144	479,419.35	396,959.22	427,465.94	(45,255.47)	(10,404,015.92)	382,210.47	4,614,168.41
145	479,419.35	396,959.22	427,465.94	(45,682.30)	(10,501,651.63)	381,783.64
146	479,419.35	396,959.22	427,465.94	(46,111.00)	(10,599,716.04)	381,354.94
147	479,419.35	396,959.22	427,465.94	(46,541.59)	(10,698,211.04)	380,924.35
148	479,419.35	396,959.22	427,465.94	(46,974.06)	(10,797,138.52)	380,491.88
149	479,419.35	396,959.22	427,465.94	(47,408.44)	(10,896,500.36)	380,057.51
150	479,419.35	396,959.22	427,465.94	(47,844.72)	(10,996,298.49)	379,621.22
151	479,419.35	485,172.39	522,458.37	(48,282.91)	(11,001,542.39)	474,175.46
152	479,419.35	485,172.39	522,458.37	(48,305.94)	(11,006,809.31)	474,152.43
153	479,419.35	485,172.39	522,458.37	(48,329.07)	(11,012,099.35)	474,129.31
154	479,419.35	485,172.39	522,458.37	(48,352.29)	(11,017,412.63)	474,106.08
155	479,419.35	485,172.39	522,458.37	(48,375.62)	(11,022,749.23)	474,082.75
156	479,419.35	485,172.39	522,458.37	(48,399.05)	(11,028,109.26)	474,059.32	5,128,938.89
157	479,419.35	485,172.39	522,458.37	(48,422.59)	(11,033,492.84)	474,035.78
158	479,419.35	485,172.39	522,458.37	(48,446.23)	(11,038,900.04)	474,012.14
159	479,419.35	485,172.39	522,458.37	(48,469.97)	(11,044,331.00)	473,988.40
160	479,419.35	485,172.39	522,458.37	(48,493.82)	(11,049,785.79)	473,964.56
161	479,419.35	485,172.39	522,458.37	(48,517.77)	(11,055,264.54)	473,940.60
162	479,419.35	485,172.39	522,458.37	(48,541.82)	(11,060,767.35)	473,916.55
163	479,419.35	485,172.39	522,458.37	(48,565.99)	(11,066,294.31)	473,892.39

	Rent						Deductions
	Payment Per		Accrued			Sect 467 Rent	(Per Lease
Month	Lease	Rent Allocated	Rent	Current Interest	Sect 467 Loan	& Int	Year)

164	479,419.35	485,172.39	522,458.37	(48,590.25)	(11,071,845.55)	473,868.12
165	479,419.35	485,172.39	522,458.37	(48,614.63)	(11,077,421.16)	473,843.74
166	479,419.35	485,172.39	522,458.37	(48,639.11)	(11,083,021.25)	473,819.26
167	479,419.35	485,172.39	522,458.37	(48,663.70)	(11,088,645.93)	473,794.67
168	479,419.35	485,172.39	522,458.37	(48,688.40)	(11,094,295.30)	473,769.98	5,686,846.20
169	479,419.35	485,172.39	522,458.37	(48,713.20)	(11,099,969.49)	473,745.17
170	479,419.35	485,172.39	522,458.37	(48,738.12)	(11,105,668.58)	473,720.26
171	479,419.35	485,172.39	522,458.37	(48,763.14)	(11,111,392.70)	473,695.23
172	479,419.35	485,172.39	522,458.37	(48,788.27)	(11,117,141.96)	473,670.10
173	479,419.35	485,172.39	522,458.37	(48,813.52)	(11,122,916.46)	473,644.86
174	479,419.35	485,172.39	522,458.37	(48,838.87)	(11,128,716.31)	473,619.50
175	479,419.35	485,172.39	522,458.37	(48,864.34)	(11,134,541.63)	473,594.03
176	479,419.35	485,172.39	522,458.37	(48,889.92)	(11,140,392.53)	473,568.46
177	479,419.35	485,172.39	522,458.37	(48,915.61)	(11,146,269.11)	473,542.77
178	479,419.35	485,172.39	522,458.37	(48,941.41)	(11,152,171.50)	473,516.96
179	479,419.35	485,172.39	522,458.37	(48,967.33)	(11,158,099.81)	473,491.05
180	479,419.35	485,172.39	522,458.37	(48,993.36)	(11,164,054.15)	473,465.02	5,683,273.40
181	479,419.35	485,172.39	522,458.37	(49,019.50)	(11,170,034.63)	473,438.87
182	479,419.35	485,172.39	522,458.37	(49,045.76)	(11,176,041.37)	473,412.61
183	479,419.35	485,172.39	522,458.37	(49,072.13)	(11,182,074.49)	473,386.24
184	479,419.35	485,172.39	522,458.37	(49,098.63)	(11,188,134.09)	473,359.75
185	479,419.35	485,172.39	522,458.37	(49,125.23)	(11,194,220.31)	473,333.14
186	479,419.35	485,172.39	522,458.37	(49,151.96)	(11,200,333.24)	473,306.42
187	479,419.35	485,172.39	522,458.37	(49,178.80)	(11,206,473.02)	473,279.58
188	479,419.35	485,172.39	522,458.37	(49,205.76)	(11,212,639.76)	473,252.62
189	479,419.35	485,172.39	522,458.37	(49,232.83)	(11,218,833.57)	473,225.54
190	479,419.35	485,172.39	522,458.37	(49,260.03)	(11,225,054.58)	473,198.34
191	479,419.35	485,172.39	522,458.37	(49,287.34)	(11,231,302.90)	473,171.03

	Rent						Deductions
	Payment Per		Accrued			Sect 467 Rent	(Per Lease
Month	Lease	Rent Allocated	Rent	Current Interest	Sect 467 Loan	& Int	Year)

192	479,419.35	485,172.39	522,458.37	(49,314.78)	(11,237,578.66)	473,143.59	5,679,507.73
193	479,419.35	485,172.39	522,458.37	(49,342.33)	(11,243,881.98)	473,116.04
194	479,419.35	485,172.39	522,458.37	(49,370.01)	(11,250,212.97)	473,088.36
195	479,419.35	485,172.39	522,458.37	(49,397.81)	(11,256,571.76)	473,060.56
196	479,419.35	485,172.39	522,458.37	(49,425.73)	(11,262,958.47)	473,032.64
197	479,419.35	485,172.39	522,458.37	(49,453.77)	(11,269,373.23)	473,004.60
198	479,419.35	485,172.39	522,458.37	(49,481.94)	(11,275,816.15)	472,976.43
199	479,419.35	485,172.39	522,458.37	(49,510.23)	(11,282,287.36)	472,948.14
200	479,419.35	485,172.39	522,458.37	(49,538.64)	(11,288,786.98)	472,919.73
201	479,419.35	485,172.39	522,458.37	(49,567.18)	(11,295,315.14)	472,891.19
202	479,419.35	485,172.39	522,458.37	(49,595.85)	(11,301,871.97)	472,862.53
203	479,419.35	485,172.39	522,458.37	(49,624.64)	(11,308,457.59)	472,833.74
204	479,419.35	485,172.39	522,458.37	(49,653.55)	(11,315,072.12)	472,804.82	5,675,538.78
205	479,419.35	485,172.39	522,458.37	(49,682.60)	(11,321,715.70)	472,775.78
206	479,419.35	485,172.39	522,458.37	(49,711.77)	(11,328,388.45)	472,746.61
207	479,419.35	485,172.39	522,458.37	(49,741.07)	(11,335,090.49)	472,717.31
208	479,419.35	485,172.39	522,458.37	(49,770.49)	(11,341,821.97)	472,687.88
209	479,419.35	485,172.39	522,458.37	(49,800.05)	(11,348,583.00)	472,658.32
210	479,419.35	485,172.39	522,458.37	(49,829.74)	(11,355,373.71)	472,628.64
211	479,419.35	485,172.39	522,458.37	(49,859.55)	(11,362,194.25)	472,598.82
212	479,419.35	485,172.39	522,458.37	(49,889.50)	(11,369,044.73)	472,568.87
213	479,419.35	485,172.39	522,458.37	(49,919.58)	(11,375,925.29)	472,538.79
214	479,419.35	485,172.39	522,458.37	(49,949.79)	(11,382,836.06)	472,508.58
215	479,419.35	485,172.39	522,458.37	(49,980.14)	(11,389,777.18)	472,478.24
216	479,419.35	485,172.39	522,458.37	(50,010.61)	(11,396,748.78)	472,447.76	5,671,355.59
217	479,419.35	485,172.39	522,458.37	(50,041.22)	(11,403,750.98)	472,417.15
218	479,419.35	485,172.39	522,458.37	(50,071.97)	(11,410,783.93)	472,386.40
219	479,419.35	485,172.39	522,458.37	(50,102.85)	(11,417,847.76)	472,355.52

	Rent						Deductions
	Payment Per		Accrued			Sect 467 Rent	(Per Lease
Month	Lease	Rent Allocated	Rent	Current Interest	Sect 467 Loan	& Int	Year)

220	479,419.35	485,172.39	522,458.37	(50,133.87)	(11,424,942.61)	472,324.51
221	479,419.35	485,172.39	522,458.37	(50,165.02)	(11,432,068.61)	472,293.35
222	479,419.35	485,172.39	522,458.37	(50,196.31)	(11,439,225.90)	472,262.06
223	479,419.35	485,172.39	522,458.37	(50,227.73)	(11,446,414.61)	472,230.64
224	479,419.35	485,172.39	522,458.37	(50,259.30)	(11,453,634.89)	472,199.07
225	479,419.35	485,172.39	522,458.37	(50,291.00)	(11,460,886.87)	472,167.37
226	479,419.35	485,172.39	522,458.37	(50,322.84)	(11,468,170.70)	472,135.53
227	479,419.35	485,172.39	522,458.37	(50,354.83)	(11,475,486.51)	472,103.55
228	479,419.35	485,172.39	522,458.37	(50,386.95)	(11,482,834.44)	472,071.42	5,666,946.58
229	479,419.35	485,172.39	522,458.37	(50,419.21)	(11,490,214.63)	472,039.16
230	479,419.35	485,172.39	522,458.37	(50,451.62)	(11,497,627.23)	472,006.76
231	479,419.35	485,172.39	522,458.37	(50,484.16)	(11,505,072.37)	471,974.21
232	479,419.35	485,172.39	522,458.37	(50,516.86)	(11,512,550.21)	471,941.52
233	479,419.35	485,172.39	522,458.37	(50,549.69)	(11,520,060.88)	471,908.68
234	479,419.35	485,172.39	522,458.37	(50,582.67)	(11,527,604.53)	471,875.71
235	479,419.35	485,172.39	522,458.37	(50,615.79)	(11,535,181.30)	471,842.58
236	479,419.35	485,172.39	522,458.37	(50,649.06)	(11,542,791.34)	471,809.31
237	479,419.35	485,172.39	522,458.37	(50,682.47)	(11,550,434.79)	471,775.90
238	479,419.35	485,172.39	522,458.37	(50,716.03)	(11,558,111.81)	471,742.34
239	479,419.35	485,172.39	522,458.37	(50,749.74)	(11,565,822.53)	471,708.63
240	479,419.35	485,172.39	522,458.37	(50,783.60)	(11,573,567.11)	471,674.77	5,662,299.57
241	479,419.35	485,172.39	522,458.37	(50,817.60)	(11,581,345.69)	471,640.77
242	479,419.35	485,172.39	522,458.37	(50,851.76)	(11,589,158.43)	471,606.61
243	479,419.35	485,172.39	522,458.37	(50,886.06)	(11,597,005.48)	471,572.31
244	479,419.35	485,172.39	522,458.37	(50,920.52)	(11,604,886.98)	471,537.85
245	479,419.35	485,172.39	522,458.37	(50,955.12)	(11,612,803.08)	471,503.25
246	479,419.35	485,172.39	522,458.37	(50,989.88)	(11,620,753.94)	471,468.49
247	479,419.35	485,172.39	522,458.37	(51,024.79)	(11,628,739.72)	471,433.58

	Rent						Deductions
	Payment Per		Accrued			Sect 467 Rent	(Per Lease
Month	Lease	Rent Allocated	Rent	Current Interest	Sect 467 Loan	& Int	Year)

248	479,419.35	485,172.39	522,458.37	(51,059.86)	(11,636,760.56)	471,398.51
249	479,419.35	485,172.39	522,458.37	(51,095.08)	(11,644,816.61)	471,363.30
250	479,419.35	485,172.39	522,458.37	(51,130.45)	(11,652,908.04)	471,327.92
251	479,419.35	485,172.39	522,458.37	(51,165.98)	(11,661,035.00)	471,292.40
252	479,419.35	485,172.39	522,458.37	(51,201.66)	(11,669,197.64)	471,256.71	5,657,401.70
253	479,419.35	485,172.39	522,458.37	(51,237.50)	(11,677,396.13)	471,220.87
254	479,419.35	485,172.39	522,458.37	(51,273.50)	(11,685,630.61)	471,184.87
255	479,419.35	485,172.39	522,458.37	(51,309.66)	(11,693,901.25)	471,148.72
256	479,419.35	485,172.39	522,458.37	(51,345.97)	(11,702,208.20)	471,112.40
257	479,419.35	485,172.39	522,458.37	(51,382.45)	(11,710,551.62)	471,075.93
258	479,419.35	485,172.39	522,458.37	(51,419.08)	(11,718,931.68)	471,039.29
259	479,419.35	485,172.39	522,458.37	(51,455.88)	(11,727,348.54)	471,002.50
260	479,419.35	485,172.39	522,458.37	(51,492.83)	(11,735,802.36)	470,965.54
261	479,419.35	485,172.39	522,458.37	(51,529.95)	(11,744,293.29)	470,928.42
262	479,419.35	485,172.39	522,458.37	(51,567.23)	(11,752,821.50)	470,891.14
263	479,419.35	485,172.39	522,458.37	(51,604.68)	(11,761,387.16)	470,853.69
264	479,419.35	485,172.39	522,458.37	(51,642.29)	(11,769,990.44)	470,816.08	5,652,239.45
265	479,419.35	485,172.39	522,458.37	(51,680.07)	(11,778,631.48)	470,778.31
266	479,419.35	485,172.39	522,458.37	(51,718.01)	(11,787,310.47)	470,740.36
267	479,419.35	485,172.39	522,458.37	(51,756.12)	(11,796,027.57)	470,702.26
268	479,419.35	485,172.39	522,458.37	(51,794.39)	(11,804,782.94)	470,663.98
269	479,419.35	485,172.39	522,458.37	(51,832.83)	(11,813,576.75)	470,625.54
270	479,419.35	485,172.39	522,458.37	(51,871.45)	(11,822,409.18)	470,586.93
271	479,419.35	485,172.39	522,458.37	(51,910.23)	(11,831,280.39)	470,548.14
272	479,419.35	485,172.39	522,458.37	(51,949.18)	(11,840,190.55)	470,509.19
273	479,419.35	485,172.39	522,458.37	(51,988.30)	(11,849,139.84)	470,470.07
274	479,419.35	485,172.39	522,458.37	(52,027.60)	(11,858,128.42)	470,430.77
275	479,419.35	485,172.39	522,458.37	(52,067.07)	(11,867,156.46)	470,391.31

	Rent						Deductions
	Payment Per		Accrued			Sect 467 Rent	(Per Lease
Month	Lease	Rent Allocated	Rent	Current Interest	Sect 467 Loan	& Int	Year)

276	479,419.35	485,172.39	522,458.37	(52,106.71)	(11,876,224.15)	470,351.67	5,646,798.53
277		485,172.39	522,458.37	(52,146.52)	(11,405,912.30)	470,311.85
278		485,172.39	522,458.37	(50,081.46)	(10,933,535.38)	472,376.91
279		485,172.39	522,458.37	(48,007.33)	(10,459,084.34)	474,451.04
280		485,172.39	522,458.37	(45,924.10)	(9,982,550.07)	476,534.28
281		485,172.39	522,458.37	(43,831.71)	(9,503,923.41)	478,626.66
282		485,172.39	522,458.37	(41,730.14)	(9,023,195.18)	480,728.23
283		485,172.39	522,458.37	(39,619.35)	(8,540,356.15)	482,839.03
284		485,172.39	522,458.37	(37,499.28)	(8,055,397.06)	484,959.09
285		485,172.39	522,458.37	(35,369.91)	(7,568,308.59)	487,088.47
286		485,172.39	522,458.37	(33,231.18)	(7,079,081.40)	489,227.19
287		485,172.39	522,458.37	(31,083.07)	(6,587,706.10)	491,375.31
288		485,172.39	522,458.37	(28,925.52)	(6,094,173.24)	493,532.85	5,782,050.91
289		485,172.39	522,458.37	(26,758.50)	(5,598,473.37)	495,699.87
290		485,172.39	522,458.37	(24,581.96)	(5,100,596.96)	497,876.41
291		485,172.39	522,458.37	(22,395.87)	(4,600,534.46)	500,062.50
292		485,172.39	522,458.37	(20,200.18)	(4,098,276.27)	502,258.19
293		485,172.39	522,458.37	(17,994.85)	(3,593,812.74)	504,463.52
294		485,172.39	522,458.37	(15,779.83)	(3,087,134.20)	506,678.54
295		485,172.39	522,458.37	(13,555.09)	(2,578,230.92)	508,903.28
296		485,172.39	522,458.37	(11,320.58)	(2,067,093.13)	511,137.79
297		485,172.39	522,458.37	(9,076.26)	(1,553,711.02)	513,382.11
298		485,172.39	522,458.37	(6,822.09)	(1,038,074.73)	515,636.29
299		485,172.39	522,458.37	(4,558.01)	(520,174.37)	517,900.36
300		485,172.39	522,458.37	(2,284.00)	(0.00)	520,174.37	6,094,173.24

APPENDIX A
     “Additional Payments” shall mean all amounts (i) that are reasonable out-of-pocket costs incurred or payable by Landlord or any Lender in connection with the transfer of the Leased Premises to Tenant, (ii) that are due and owing to any Lender or Landlord by reason of any default by Tenant under this Lease, including, without limitation, out-of-pocket costs, charges or penalties (including the Make-Whole Premium), if any, incurred by Landlord or any Lender as a result of such default and (iii) all Basic Rent and Additional Rent, and all applicable late charges and default interest thereon that is accrued and unpaid as of the date of determination of such Additional Payments. In no event shall Additional Payments include (A) any Make-Whole Premium in the event of a purchase of the Leased Premises or termination of this Lease as a result of a Condemnation or casualty in accordance with this Lease or (B) any Basic Rent occurring after a Closing Date or Taking Termination Date so long as Tenant has paid and performed all of its obligations with respect to such Closing Date or Taking Termination Date.
     “Additional Rent” shall mean all amounts, costs, expenses, liabilities and obligations (including Tenant’s obligation to pay any Net Awards, Purchase Price, Termination Fee or Default Rate interest hereunder) which Tenant is required to pay pursuant to the terms of this Lease, other than Basic Rent. In addition, Tenant shall pay, as and when due, as Additional Rent all trustee fees due to the Trustee.
     “Affiliate” of any Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with, such Person and shall include, if such Person is an individual, members of the immediate family of such Person, and trusts for the benefit of such individual. For the purposes of this definition, the term “control” (including the correlative meanings of the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.
     “Alteration” or “Alterations” shall mean any or all changes, additions (whether or not adjacent to or abutting any then existing buildings), expansions (whether or not adjacent to or abutting any then existing buildings), improvements, reconstructions, removals or replacements of any of the Improvements or Equipment, both interior or exterior, and ordinary and extraordinary.
     “Anticipated Lease Income” shall mean the amounts expected to be included in gross income with respect to this Lease, which shall include all Basic Rent on the dates and in the amounts set forth in this Lease, all Additional Rent payable hereunder and all proceeds received by Landlord as a result of a sale of the Leased Premises, but which shall not include the payment of any liquidated or other damages, or any payments resulting from a transfer, sale or other dispostion of the Leased Premises or any portion thereof, in connection with, or as a result of, an Event of Default.
     “Applicable Laws” shall mean all existing and future applicable laws (including common laws), rules, regulations, statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of any Governmental Authorities, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to the environment and those pertaining to the construction, use or occupancy of the Leased Premises). Applicable Laws shall include Environmental Laws.
     “Basic Rent” shall mean the amounts set forth on Exhibit B annexed to this Lease.
     “Basic Rent Payment Dates” shall mean the Commencement Date and the first Business Day of each month thereafter during the Term.
     “Business Day” means any day other than a Saturday or a Sunday or other day on which commercial banks in the State of Indiana or New York, or the State in which the corporate trust office of the Trustee is located are required or are authorized to be closed.
     “CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601-9657.
     “Claims” shall mean Liens (including, without limitation, lien removal and bonding costs), liabilities, obligations, damages, losses, demands, penalties, assessments, payments, fines, claims, actions, suits, judgments, settlements, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses and costs of investigation) of any kind and nature whatsoever, provided that, for the avoidance of doubt, the term “Claims” shall not include any amounts for or with respect to any Taxes that are not Impositions and are not owed by Tenant pursuant to Paragraph 30.
     “Closing Date” shall mean the date upon which title to the Leased Premises is conveyed to Tenant in accordance with Paragraph 13 of this Lease and Tenant pays to Landlord the Purchase Price, Additional Payments and any and all other amounts required to be paid hereunder, which date shall in no event be later than the thirtieth (30th) day after Landlord’s notice to Tenant accepting Tenant’s offer to purchase the Leased Premises in accordance with Paragraph 13 of this Lease, or after Landlord is deemed to have accepted Tenant’s offer to purchase the Leased Premises in accordance with Paragraph 13 of this Lease.
     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
     “Commencement Date” shall mean December 21, 2006.
     “Condemnation” shall mean a Taking and/or a Requisition.
     “Covered Tax” or “Covered Taxes” shall mean any and all present and future taxes on or with respect to the Leased Premises or payments of Basic Rent or Additional Rent that are or are in the nature of sales, use, transfer, real estate, property, ad valorem, excise, stamp or similar taxes, municipal or other assessments, levies, imposts, duties, fees or other charges, together with any penalties, fines, interest thereon or additions thereto imposed by any Governmental Authority in a Related Jurisdiction; provided, however, for the avoidance of doubt, the terms “Covered Tax” and “Covered Taxes” shall not include any taxes that are Income Taxes, except if such Income Tax is a replacement for any non-income based Covered Tax.

     “Default Rate” shall mean, for as long as the Notes are outstanding, the “Default Rate” as defined in the Loan Agreement, and otherwise, a rate of interest equal to four (4%) percent per annum above the then current Prime Rate.
     “Depreciable Property” shall mean the Equipment and the Improvements (which, for the avoidance of doubt, shall not include Land).
     “Depreciation Deductions” shall mean the cost recovery deductions under Section 167 of the Code with respect to the Leased Premises, determined using the following assumptions: (a) Landlord’s unadjusted basis in the Leased Premises shall be the purchase price paid by Landlord to Tenant for the Leased Premises; (b) the Depreciable Property will be treated as a single integrated unit of “nonresidential real property” within the meaning of Section 168(b)(3)(A) of the Code; and (c) the cost basis of the Depreciable Property will be recovered using the straight-line depreciation method pursuant to Section 168(b)(3) of the Code, an applicable recovery period of 39 years pursuant to Section 168(c) of the Code, zero salvage value, and the mid-month convention pursuant to Section 168(d)(2)(A) of the Code.
     “Easement” or “Easements” shall mean easements, covenants, waivers, approvals or restrictions for utilities, parking or other matters as desirable for operation of the Leased Premises or properties adjacent thereto.
     “Environmental Laws” shall mean and include the Resource Conservation and Recovery Act of 1976 (RCRA), 42 U.S.C. §§ 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, CERCLA, the Hazardous Materials Transportation Act of 1975, 49 U.S.C. §§ 1801-1812, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2671, the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq and all other federal, state and local laws, ordinances, rules, orders, statutes, codes and regulations applicable to the Leased Premises and (i) relating to the environment, human health or natural resources, (ii) regulating, controlling or imposing liability or standards of conduct concerning Hazardous Materials, or (iii) regulating the clean-up or other remediation of the Leased Premises or any portion thereof, as any of the foregoing may have been amended, supplemented or supplanted from time to time.
     “Equipment” shall mean, collectively, the machinery and equipment which is attached to the Improvements in such a manner as to become fixtures under applicable law, together with all additions and accessions thereto, substitutions therefor and replacements thereof permitted by this Lease.
     “Event of Default” shall mean the occurrence of any one or more of the following events under this Lease: (i) a failure by Tenant to make (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity or before any administrative tribunal which had or might have the effect of preventing Tenant from complying with the provisions of this Lease) any payment of Basic Rent or Additional Rent when due and payable and the continuance of such failure for three Business Days after written notice thereof to Tenant, provided that such notice shall only be required to be given once in any calendar year; thereafter such failure to pay Basic Rent or Additional Rent when due and payable shall become an Event of Default if it continues for five Business Days; (ii) failure by Tenant to maintain in full force and effect the insurance required pursuant to Paragraph 14 hereof (it being understood that if such lapse was the result of an administrative or inadvertent error and Tenant reinstates the insurance and reimburses Landlord and Lenders in full for any amounts expended by any of them to continue or replace such insurance prior to the time that Landlord exercises any material remedy as a result of such Event of Default, such Event of Default shall be deemed to have been cured); (iii) failure by Tenant to perform and observe, or a violation or breach of, any other provision in this Lease and such default shall continue for a period of thirty (30) days after written notice thereof to Tenant, or if such default is of such a nature that it cannot reasonably be cured within such period of thirty (30) days, such period shall be extended for such longer time as is reasonably necessary (not to exceed one hundred eighty (180) days) provided that Tenant has commenced to cure such default within said period of thirty (30) days and is actively, diligently and in good faith proceeding with continuity to remedy such default; (iv) any representation or warranty made in this Lease, or in connection with this Lease, by Tenant or Lease Guarantor is determined by Landlord or any Lender to have been false or misleading in any material respect at the time made; (v) Tenant or Lease Guarantor shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) voluntarily consent to the appointment of a receiver or trustee for itself or for any of the Leased Premises, (C) voluntarily file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, or (D) voluntarily file a general assignment for the benefit of creditors; (vi) a court shall enter an order, judgment or decree appointing, with the voluntary consent of Tenant or Lease Guarantor, a receiver or trustee for Tenant or Lease Guarantor or for the Leased Premises or approving a petition filed against Tenant or Lease Guarantor which seeks relief under the bankruptcy or other similar laws of the United States or any State, and such order, judgment or decree shall remain in force, undischarged or unstayed, ninety (90) days after it is entered; (vii) Tenant or Lease Guarantor shall in any insolvency proceedings be liquidated or dissolved or shall voluntarily commence proceedings towards its liquidation or dissolution; (viii) the estate or interest of Tenant in the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within ninety (90) days after such levy or attachment; (ix) Lease Guarantor shall repudiate the Lease Guaranty, or contest the validity thereof, or shall fail to perform any of its obligations thereunder and such failure shall continue for thirty (30) days after notice thereof is given to Lease Guarantor; (x) Lease Guarantor shall merge or consolidate with any other person, or shall sell, transfer or otherwise dispose of all or substantially all of its assets, or any Person or group (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) shall acquire ownership, directly or indirectly, beneficially or of record, of shares representing more than 33 1/3% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Lease Guarantor and, after giving effect to the foregoing transaction, the long term unsecured debt of the Lease Guarantor (or the successor to the Lease Guarantor) shall be rated less than BBB- by Standard & Poor’s or Baa3 by Moody’s Investors Service, Inc. or shall be unrated; or (xi) Tenant shall merge or consolidate with any other person (other than Lease Guarantor), or shall sell, transfer or otherwise dispose of all or substantially all of its assets, or Tenant shall cease to be a wholly-owned subsidiary of Lease Guarantor, unless, at least ten (10) days prior to such event, Landlord and the Lenders have received pro forma ratings by both Standard & Poor’s and Moody’s Investors Service, Inc. evidencing that the long term unsecured debt of Tenant (or the successor to Tenant), after giving effect to the proposed transaction, shall be rated at least BBB- by Standard & Poor’s and Baa3 by Moody’s Investors Service, Inc.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     “Expiration Date” shall mean December 31, 2031.
     “Governmental Authority” shall mean any federal, state, county, municipal, foreign or other governmental or regulatory authority, agency, board, body, instrumentality, court or quasi governmental authority (or private entity in lieu thereof).
     “Guaranties” shall mean all warranties, guaranties and indemnities, express or implied, and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises, including, but not limited to, any rights and remedies existing under contract or pursuant to the Uniform Commercial Code.
     “Hazardous Materials” shall mean all chemicals, petroleum, crude oil or any fraction thereof, hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, asbestos-containing materials and/or products, urea formaldehyde, or any substances which are classified as “hazardous” or “toxic” under CERCLA; hazardous waste as defined under the Solid Waste Disposal Act, as amended 42 U.S.C. § 6901; air pollutants regulated under the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq.; pollutants as defined under the Clean Water Act, as amended, 33 U.S.C. § 1251, et seq., any pesticide as defined by Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. § 136, et seq., any hazardous chemical substance or mixture or imminently hazardous substance or mixture regulated by the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et Seq., any substance listed in the United States Department of Transportation Table at 45 CFR 172.101; any chemicals included in regulations promulgated under the above listed statutes or any similar federal or state statutes relating to the environment, human health or natural resources; any explosives, radioactive material, and any chemical regulated by state statutes similar to the federal statutes listed above and regulations promulgated under such state statutes.
     “Imposition” or “Impositions” shall mean, collectively, all Covered Taxes on or with respect to the Leased Premises, or the use, lease, ownership or operation thereof; all charges and/or Covered Taxes for any easement or agreement maintained for the benefit of the Leased Premises; all general and special assessments, levies, permits, inspection and license fees on or with respect to the Leased Premises; all water and sewer rents and other utility charges on or with respect to the Leased Premises; all ground rents on or with respect to the Leased Premises, if any; and all other public charges and/or Covered Taxes whether of a like or different nature, even if unforeseen or extraordinary, imposed or assessed upon or with respect to the Leased Premises, prior to or during the Term, against Landlord, Tenant or any of the Leased Premises as a result of or arising in respect of the occupancy, leasing, use, maintenance, operation, management, repair or possession thereof, or any activity conducted on the Leased Premises, or the Basic Rent or Additional Rent, including without limitation, any Covered Tax levied by any Governmental Authority on or with respect to such Basic Rent or Additional Rent; all payments required to be made to a Governmental Authority that are in lieu of any of the foregoing, whether or not expressly so designated; and any penalties, fines, additions or interest thereon or additions thereto; provided further, for the avoidance of doubt, that the terms “Imposition” and “Impositions” shall not include any Taxes other than Covered Taxes.
     “Improvements” shall mean, collectively, the buildings, structures and other real property improvements on the Land.
     “Income Tax” or “Income Taxes” shall mean any and all present and future taxes that are or are in the nature of a tax imposed on or with respect to, or measured by, net income or receipts, capital, franchise, doing business or similar taxes or any ad valorem tax imposed in lieu of or direct substitution for any of the foregoing (any of the forgoing being referred to herein individually as an “Income Tax”).
     “Indemnitee” shall mean Landlord, each Lender, the Trustee, any trustee under a Mortgage which is a deed of trust, each of their assignees or other transferees and each of their Affiliates and their respective officers, directors, employees, shareholders, members or other equity owners.
     “Initial Term” shall mean the period of time commencing on the Commencement Date and terminating on the Expiration Date.
     “Insurance Expiration Date” shall mean, with respect to an insurance policy, the date that such insurance policy will expire.
     “Insurance Requirement” or “Insurance Requirements” shall mean, as the case may be, any one or more of the terms of each insurance policy required to be carried by Tenant under this Lease and the requirements of the issuer of such policy, and whenever Tenant shall be engaged in making any Alteration or Alterations, repairs or construction work of any kind (collectively, “Work”), the term “Insurance Requirement” or “Insurance Requirements” shall be deemed to include a requirement that Tenant obtain or cause its contractor to obtain completed value builder’s risk insurance when the estimated cost of the Work in any one instance exceeds the sum of $500,000 and that Tenant or its contractor shall obtain worker’s compensation insurance or other adequate insurance coverage covering all persons employed in connection with the Work, whether by Tenant, its contractors or subcontractors and with respect to whom death or bodily injury claims could be asserted against Landlord.
     “Land” shall mean the lot(s) or parcel(s) of land described in Exhibit A attached to this Lease and made a part hereof, together with the easements, rights and appurtenances thereunto belonging or appertaining.
     “Landlord” shall mean ONB One Main Landlord, LLC, a Delaware limited liability company.
     “Law” shall mean any constitution, statute, ordinance, regulation or rule of law enacted or imposed by a Governmental Authority.
     “Lease Guarantor” shall mean Old National Bancorp, an Indiana corporation.

     “Lease Guaranty” shall mean the Lease Guaranty, dated as of December 20, 2006, issued by the Lease Guarantor, as it shall be amended, supplemented or otherwise modified from time to time.
     “Leased Premises” shall mean, collectively, the Land, the Improvements and the Equipment, together with any and all other property and interest in property conveyed to Landlord pursuant to the deeds, bills of sale or other documents executed in connection with the purchase of the Land, the Improvements and the Equipment by Landlord.
     “Legal Requirement” or “Legal Requirements” shall mean, as the case may be, any one or more of all present and future laws, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, even if unforeseen or extraordinary, of every duly constituted governmental authority or agency (but excluding those which by their terms are not applicable to and do not impose any obligation on Tenant, Landlord or the Leased Premises) and all covenants, restrictions and conditions now of record which may be applicable to Tenant, Landlord (with respect to the Leased Premises) or to all or any part of or interest in the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Leased Premises, even if compliance therewith (i) necessitates structural changes or improvements (including changes required to comply with the “Americans with Disabilities Act”) or results in interference with the use or enjoyment of the Leased Premises or (ii) requires Tenant to carry insurance other than as specifically required by the provisions of this Lease.
     “Lender” or “Lenders” shall mean each financial institution or other Person that makes a Loan to Landlord, secured by a Mortgage and evidenced by a Note or which is the holder of the Mortgage and a Note, or an interest therein, as a result of an assignment thereof or otherwise.
     “Lien” or “Liens” shall mean any lien, mortgage, pledge, charge, security interest or encumbrance of any kind, or any type of preferential arrangement that has the practical effect of creating a security interest, including, without limitation, any thereof arising under any conditional sale agreement, capital lease or other title retention agreement.
     “Loan” shall mean a loan made by a Lender to Landlord secured by a Mortgage and evidenced by a Note.
     “Loan Agreement” means the Loan Agreement, dated as of December 20, 2006, between the Landlord and the Trustee, as it may be amended, supplemented or otherwise modified from time to time.
     “Make-Whole Premium” has the meaning set forth in the Loan Agreement.
     “Mortgage” shall mean a first priority mortgage, deed of trust or similar security instrument hereafter executed covering the Leased Premises from Landlord to the Trustee, for the benefit of the Lenders.
     “Net Award” shall mean the entire award payable to Landlord or the Trustee by reason of a Condemnation, less any reasonable expenses incurred by Landlord in collecting such award and excluding Tenant’s Award, if any (to the extent Tenant is entitled to Tenant’s Award pursuant to the terms of this Lease).
     “Net Proceeds” shall mean the entire proceeds of any insurance required under clause (i), (iv), or (vi) of Paragraph 14 (a) of this Lease, less any actual and reasonable expenses incurred by Landlord in collecting such proceeds.
     “Note” or “Notes” shall mean a promissory note or notes hereafter executed from Landlord to a Lender, which note or notes will be secured by a Mortgage and an assignment of leases and rents.
     “Notice” or “Notices” shall mean all notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease.
     “Permitted Encumbrances” shall mean (a) those covenants, restrictions, reservations, liens, conditions, encroachments, easements and other matters of title that affect the Leased Premises as of the date of Landlord’s acquisition thereof, as shown on Schedule B hereto, (b) liens for Impositions not yet due and payable or which are being contested in accordance with Paragraph 18 and (c) liens of mechanics, materialmen, suppliers and vendors incurred in the ordinary course of business for sums which under the terms of the related contract are not yet due, provided that such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor by Tenant.
          “Permitted Investments” means any one or more of the following:
     (i) direct obligations of, or obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof provided that such obligations are backed by the full faith and credit of the United States;
     (ii) repurchase obligations with respect to any security described in clause (i) above entered into with a depository institution or trust company (acting as principal) whose long term unsecured debt obligations have received one of the two highest ratings by at least two of the Rating Agencies;
     (iii) units of taxable money market funds which funds are regulated investment companies, seek to maintain a constant net asset value of $1 per share and invest solely in obligations backed by the full faith and credit of the United States, and have been designated in writing by at least two of the Rating Agencies in one of the two highest credit rating categories; provided in each case, that no such investment shall be purchased at a premium to its face value (disregarding interest accrued to the date of acquisition) and that no such investment shall have a maturity later than the earlier of (x) the Business Day before the proceeds of such investment are anticipated to be needed pursuant to this Lease, or (y) one year from the date of acquisition;
     (iv) commercial paper which is (a) rated at least A 1 by Standard & Poor’s Ratings Service and, if rated by Moody’s Investors Service, Inc., at least the equivalent

Moody’s ratings, (b) issued by a corporation or company (other than Tenant or affiliate thereof) and (c) in certificated form; and
     (v) investments in money market funds rated at least AAm or AAm-G or its equivalent from any Rating Agency (provided that, for purposes of this definition, such investments may include money market funds sponsored by Trustee that have the required credit rating from any Rating Agency).
     “Person” shall mean an individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, non-incorporated organization or government or any agency or political subdivision thereof.
     “Prime Rate” shall mean the prime rate of interest published in The Wall Street Journal or its successor, from time to time.
     “Purchase Price”, as of any date, shall mean the Termination Value for the next occurring Basic Rent Payment Date.
     “Rating Agency” means Standard & Poor’s Ratings Service; Fitch Investors Service, Inc.; or Moody’s Investors Service, Inc.
     “REA” shall mean a reciprocal easement agreement or any other agreement or document of record affecting the Leased Premises as of the Commencement Date, or which is created or imposed after the Commencement Date by, or with the consent of, Tenant.
     “Related Jurisdiction” shall mean any jurisdiction within the United States with the authority to impose Taxes by virtue of the location of the Leased Premises, payments pursuant to this Lease being made from within such jurisdiction or any transfer of the Leased Premises pursuant to this Lease occurring within such jurisdiction.
     “Release” shall mean the release under applicable Environmental Laws or the threatened release of any Hazardous Materials into or upon any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouting, escaping, emptying, placement and the like.
     “Renewal Option Notice” shall mean a written notice from Tenant to Landlord of its election to extend the Term (or any then Renewal Term) of this Lease pursuant to Paragraph 5 of this Lease.
     “Renewal Term” shall mean an additional Lease term of five (5) years.
     “Rent Payment Period” shall mean each period beginning on the day after a Basic Rent Payment Date through and including the day of the immediately succeeding Basic Rent Payment Date, except that the first Rent Payment Period shall begin on the Commencement Date.
     “Replaced Equipment” shall mean Equipment that has been replaced by Tenant with Replacement Equipment.

     “Replacement Equipment” shall mean operational equipment or other parts used by Tenant to replace any of the Equipment.
     “Requisition” shall mean any temporary condemnation or confiscation of the use or occupancy of the Leased Premises by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.
     “Restoration” shall mean, following a casualty or Condemnation, the restoration of the Leased Premises to as nearly as possible its value, condition and character immediately prior to such casualty or Condemnation, in accordance with the provisions of this Lease, including but not limited to the provisions of Paragraphs 11(a), 12 and 15. Notwithstanding the foregoing, such Restoration may depart from the condition of the Leased Premises immediately prior to the casualty or Condemnation, provided that (i) the fair market value of the Leased Premises shall not be lessened after the completion of the Restoration, (ii) the use of the Leased Premises shall not be changed as a result of any such Restoration, (iii) all such Restoration shall be performed in a good and workmanlike manner, and shall be expeditiously completed in compliance with all Legal Requirements, (iv) Tenant shall (subject to the provisions of Paragraph 18) discharge all liens filed against any of the Leased Premises arising out of the same, and (v) no such Alteration shall create any debt or other encumbrance(s) on the Leased Premises.
     “Restoration Award” shall mean that portion of the Net Award equal to the cost of Restoration.
     “Restoration Fund” shall mean, collectively, the Net Proceeds, Restoration Award and Tenant Insurance Payment.
     “SEC” means the Securities and Exchange Commission.
     “State” shall mean the State or Commonwealth in which the Leased Premises is situated.
     “Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interest to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries) Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Tenant.
     “Taking” shall mean any taking of the Leased Premises, or any portion thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceedings or by any other means, or any de facto condemnation.

     “Taking Termination Date” has the meaning set forth in Paragraph 13(b)(i).
     “Tax” or “Taxes” shall mean any and all present and future taxes, including income (gross or net), gross or net receipts, sales, use, value added, franchise, doing business, transfer, capital, property (tangible or intangible), ad valorem, municipal assessments, excise and stamp taxes, levies, imposts, duties, charges, assessments or withholding, together with any penalties, fines, additions or interest thereon or additions thereto (any of the forgoing being referred to herein individually as a “Tax”), imposed by any Governmental Authority. Without limiting the foregoing, if at any time during the term of this Lease the methods of taxation prevailing at the execution hereof shall be changed or altered so that in lieu of or as a supplement or addition to or a substitute for the whole or any part of the real estate taxes or assessments now or from time to time thereafter levied, assessed or imposed by applicable taxing authorities for the funding of governmental services, there shall be imposed (i) a tax, assessment, levy, imposition or charge, wholly or partially as a capital levy or otherwise, on the gross rents received or otherwise attributable to the Leased Premises, or (ii) a tax, assessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the Leased Premises or this Lease, and imposed on the Landlord under this Lease or any portion thereof, or (iii) a license fee or other fee or tax measured by the gross rent payable under this Lease, or (iv) any other tax, assessment, levy, charge, fee or the like payable with respect to the Leased Premises, the rents, issues and profits thereof, then all such taxes, assessments, levies, impositions and/or charges, or the part thereof so measured or based, shall be deemed to be Taxes.
     “Tenant” shall mean Old National Bank, a national banking association.
     “Tenant’s Award” shall mean, to the extent Tenant shall have a right to make a separate claim therefor against the condemnor, a Condemnation award relating solely to the value of the leasehold interest created by this Lease or any award or payment (in connection with a Condemnation) on account of Trade Fixtures, Tenant’s moving expenses and Tenant’s out-of-pocket expenses incidental to the move, if available.
     “Tenant’s Insurance Payment” shall mean, in the event of a damage or destruction, the amount of the proceeds that would have been payable under the third-party insurance required to be maintained pursuant to Paragraph 14(a)(i),(iv) or (vi) had such insurance program been in effect .
     “Tenant’s Termination Notice” shall mean a written notice from Tenant to Landlord of Tenant’s intention to terminate this Lease and setting forth therein the Termination Date and Tenant’s offer to purchase the Leased Premises in accordance with Paragraph 13 of this Lease.
     “Term” shall mean the Initial Term, together with any Renewal Term.
     “Termination Date” shall mean the date for the termination of this Lease pursuant to Tenant’s Termination Notice, which date shall be on a Basic Rent Payment Date occurring no sooner than thirty (30) days after the date of Landlord’s notice to Tenant rejecting Tenant’s offer to purchase the Leased Premises pursuant to Paragraph 13 of this Lease.
     “Termination Fee” has the meaning set forth in Paragraph 13(b)(i).

     “Termination Value” shall mean as of any Basic Rent Payment Date, the amount set forth opposite such Basic Rent Payment Date on Schedule A attached hereto.
     “Threshold Amount” shall mean $700,000.
     “Trade Fixtures” shall mean all fixtures, equipment and other items of personal property (whether or not attached to the Improvements) which are owned by Tenant and used solely in connection with the operation of the business conducted on the Leased Premises and which are not necessary for the operation of the Leased Premises and which have not been financed by Landlord.
     “Trustee” shall mean Wells Fargo Bank Northwest, National Association in its capacity as a trustee for the benefit of persons providing financing to Landlord in connection with the Leased Premises under the Declaration of Trust, dated as of December 20, 2006, made by Wells Fargo Bank Northwest, National Association, and any successor thereto.